UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

FIRST NBC BANK HOLDING COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 14, 2014

Dear Shareholder:

You are cordially invited to attend the 2014 annual meeting of the shareholders of First NBC Bank Holding Company. The meeting will be held on Thursday, May 22, 2014 at 11:00 a.m., local time, at the Renaissance New Orleans Pere Marquette Hotel, located at 817 Common Street, New Orleans, Louisiana 70112 in the 2nd floor ballroom.

Information about the annual meeting, including the items to be considered and acted upon by the shareholders, is presented in the following notice of annual meeting and proxy statement. Following the formal business of the annual meeting, management will report on our operations during 2013, comment on our outlook for 2014 and take questions from shareholders in attendance.

We hope that you will attend the 2014 annual meeting. However, whether or not you plan to attend, please complete, sign, date and return the enclosed proxy card, or register your vote by proxy over the Internet or by telephone, as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. Returning your proxy will NOT deprive you of your right to attend the meeting, to change or revoke your vote, or to vote your shares in person at the meeting. You will find the procedures to follow if you wish to revoke your proxy or otherwise change your vote on page 3 of this proxy statement. Your vote is very important.

We look forward to seeing you at the meeting.

Very truly yours,

Ashton J. Ryan, Jr.

Chairman of the Board, President and

Chief Executive Officer

210 Baronne Street New Orleans, Louisiana 70112         (504) 671-3800         Fax (504) 671-3481

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF FIRST NBC BANK HOLDING COMPANY

To Be Held on May 22, 2014

The 2014 annual meeting of shareholders of First NBC Bank Holding Company will be held on May 22, 2014 at 11:00 a.m., local time, at the Renaissance New Orleans Pere Marquette Hotel, located at 817 Common Street, New Orleans, Louisiana 70112 in the 2nd floor ballroom for the following purposes:

1.	To elect directors;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014;

3.	To approve the First NBC Bank Holding Company 2014 Omnibus Incentive Plan, including the material terms required under Section 162(m) of the Internal Revenue Code; and

4.	To transact such other business that may properly come before the meeting or any adjournment or postponement of the meeting.

Our Board of Directors has fixed the close of business on March 24, 2014 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the meeting. Information about the annual meeting, including the items to be considered and acted upon by the shareholders, is presented in the following proxy statement related to the annual meeting. We have also enclosed a copy of our 2013 annual report.

Your vote is important. Whether or not you expect to attend the meeting in person, please complete, sign, date and return the enclosed proxy card, or register your vote by proxy over the Internet or by telephone, as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. If you hold your shares in street name through a brokerage firm, telephone or Internet voting will be available to you only if offered by your bank or broker, which will provide you with instructions on how to vote the shares held in your account. You may revoke your proxy at any time prior to its use at the meeting.

By Order of the Board of Directors

Ashton J. Ryan, Jr.

Chairman of the Board, President and

Chief Executive Officer

New Orleans, Louisiana

April 14, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 2014

This proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and our 2013 Annual Report, are available free of charge on the following website: www.firstnbcbank.com.

(i)

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 22, 2014

We are providing these proxy materials in connection with our 2014 annual meeting of shareholders. This proxy statement and the accompanying proxy card are being first mailed or electronically transmitted to our shareholders on or about April 14, 2014. You may also view our proxy statement electronically on our website (www.firstnbcbank.com) under the Investor Relations page. This proxy statement contains important information for you to consider regarding the matters to be presented at the meeting. Please read it carefully.

When we refer in this proxy statement to “we,” “our,” and “us,” we are referring to First NBC Bank Holding Company, unless the context indicates otherwise. When we refer to “you” and “your,” we are referring to the shareholder reading this proxy statement.

ABOUT THE ANNUAL MEETING

Q:	Who is soliciting my vote?

A:	Our Board of Directors is soliciting your vote for the 2014 annual meeting.

Q:	What is a proxy?

A:	A proxy is a legal designation of another person, the proxy, to vote on your behalf. By completing and returning the enclosed proxy card, or registering your proxy vote by telephone or over the Internet, you are giving the named proxies, who were appointed by our Board, the authority to vote your shares in the manner that you indicate on your proxy card or by phone or Internet.

Q:	What does it mean if I receive more than one proxy card?

A:	It generally means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy cards you receive.

Q:	Who is entitled to vote at the annual meeting?

A:	You are entitled to receive notice of and to vote at the 2014 annual meeting if you owned shares of our common stock at the close of business on March 24, 2014, the record date for the meeting.

Q.	How many votes can be cast by all shareholders?

A.	As of March 24, 2014, there were 18,521,831 shares of common stock outstanding and entitled to vote. Each share of our common stock is entitled to one vote on each matter presented.

Q:	How many votes must be present to hold the annual meeting?

A:	A majority of our issued and outstanding shares as of the record date, or 9,260,916 shares, must be present at the annual meeting in order to conduct business. This is called a “quorum.” Your shares will be counted as present at the annual meeting if you are present and vote in person at the annual meeting or a proxy card has been properly submitted by you or on your behalf.

Q:	What is the difference between a “shareholder of record” and a “street name” holder?

A:	These terms describe how your shares are held. If your shares are registered directly in your name with our stock records, you are considered the “shareholder of record” with respect to those shares, and these proxy materials are being sent directly to you by us. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or nominee, who is considered the shareholder of record with respect to those shares.

Q.	How do I vote my shares?

A.	If you are a “shareholder of record,” you have several choices. You can vote your proxy:

•	by returning the enclosed proxy card in the enclosed postage pre-paid envelope;

•	by telephone; or

•	over the Internet.

Please refer to the specific instructions set forth on the enclosed proxy card. You may also vote your shares in person at the meeting. We encourage you to attend the meeting, and voting by proxy will not affect your right to attend the meeting and vote in person. However, to ensure that your shares are voted in accordance with your wishes and that a quorum is present at the meeting so that we can transact business, we urge you to register your vote by proxy as promptly as possible. Your prompt response will help reduce proxy solicitation costs. For security reasons, our electronic voting system has been designed to authenticate your identity as a shareholder. If you hold your shares in “street name,” your broker, bank, trustee or nominee will provide you with materials and instructions for voting your shares.

Q.	What if I fail to vote for some of the matters listed on my proxy card?

A.	If you vote by proxy, your proxy will be voted in accordance with your instructions. However, if you return a signed proxy without indicating your vote on one or more proposals, your proxy will be voted in accordance with the recommendations of the Board as to those proposals for which no vote is indicated.

Q:	Can I vote in person at the meeting?

A:	If you are a “shareholder of record,” you may vote your shares in person at the meeting. If you hold your shares in “street name,” you must obtain a proxy from your broker, bank, trustee or nominee, giving you the right to vote the shares at the meeting.

Q:	Will my broker vote my shares for me if I do not return my voting instructions to my broker?

A:	Brokers do not have the authority to vote shares held in brokerage accounts in connection with the election of directors or certain other non-routine items, unless they have received instructions from their clients. Accordingly, if your shares are held in a brokerage account and you fail to instruct your broker how to vote your shares, your shares will not be voted in the election of directors or with respect to the First NBC Bank Holding Company 2014 Omnibus Incentive Plan. Because the auditor ratification proposal is considered a routine item, your broker may vote your shares on that proposal even if you fail to return voting instructions to your broker.

Q:	What are my choices when voting?

A:	Election of Directors (Item One). You may vote “FOR” or “WITHHOLD” with respect to each director nominee.

Ratification of Ernst & Young LLP (Item Two). You may vote “FOR” or “AGAINST” the proposal, or you may “ABSTAIN” from voting on the proposal.

Approval of 2014 Omnibus Incentive Plan (Item Three). You may vote “FOR” or “AGAINST” the proposal, or you may “ABSTAIN” from voting on the proposal.

Q:	How does the Board of Directors recommend that I vote my shares?

A:	The Board of Directors recommends a vote:

•	“FOR” the election of each of the 11 director nominees,

•	“FOR” the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014, and

•	“FOR” the proposal to approve the First NBC Bank Holding Company 2014 Omnibus Incentive Plan.

Q:	Do I have the right to cumulate my votes in the election of directors?

A.	No. Our articles of incorporation do not provide for cumulative voting rights.

Q:	How are abstentions, withheld votes and broker non-votes treated?

A:	If you withhold your vote with respect to one or more of the director nominees, or if you abstain from voting on any of the other proposals, your shares will not be voted with respect to those nominees or proposals. However, your shares will be counted for purposes of determining whether there is a quorum.

A broker “non-vote” occurs when the beneficial owner of shares held in a brokerage account fails to instruct his or her broker as to how to vote the shares on a particular proposal for which the broker does not have discretionary voting power. Broker “non-votes” are counted as present for purposes of determining whether there is a quorum. However, they are not included as a vote in favor of or against the proposal.

Because directors are elected by plurality vote and the other two proposals to be acted upon by our shareholders at the annual meeting will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal, abstentions, withheld votes and broker “non votes” will have no effect on any of the matters to be considered at the meeting.

Q:	Can I change my vote or revoke my proxy after I have mailed in my proxy card or voted by telephone or over the Internet?

A:	You may change your vote or revoke your proxy by doing one of the following:

•	by delivering a written notice of revocation to our Corporate Secretary that is received prior to the meeting, stating that you revoke your proxy;

•	by delivering a later-dated proxy (including a telephone or Internet vote) that is received prior to the meeting in accordance with the instructions included on the proxy card; or

•	by attending the meeting and voting your shares in person.

Q:	What vote is required to approve each item?

A:	Election of Directors (Item One). A nominee will be elected to the Board of Directors if the nominee receives a plurality of the votes cast, which means that the 11 director nominees receiving the highest number of votes will be elected to the Board of Directors.

Ratification of Ernst & Young LLP (Item Two). The proposal to ratify Ernst & Young LLP as our independent registered public accounting firm for 2014 will be adopted if the votes cast in favor of the proposal exceed the votes cast against the proposal.

Approval of 2014 Omnibus Incentive Plan (Item Three). The proposal to approve the First NBC Bank Holding Company 2014 Omnibus Incentive Plan will be adopted if the votes cast in favor of the proposal exceed the votes cast against the proposal.

Q:	Who will count the votes?

A:	Registrar & Transfer Company, our inspector, will tabulate the votes at the meeting.

Q:	What do I need to bring to the annual meeting and when should I arrive?

A:	If you plan to vote shares held in the name of a bank, broker or other holder of record, a brokerage statement, letter, or proxy from your bank or broker is an example of proof of ownership and will need to be presented. Any holder of a proxy from a shareholder must present the proxy card, properly executed, to be admitted. Shareholders and proxy holders may also be required to present a form of photo identification, such as a driver’s license.

Seating at the annual meeting may be limited. In order to ensure that you are seated by the commencement of the annual meeting at 11:00 a.m. on May 22, 2014, we recommend you arrive early.

If you have any further questions about voting your shares or attending the meeting, please call William Roohi at 504-671-3870.

Q:	How can I receive future shareholder communications electronically?

A:	If you received your annual meeting materials by mail, we encourage you to conserve natural resources, and help us reduce printing and mailing costs, by electing to receive your shareholder communications by e-mail. Your choice will remain in effect until you notify us otherwise. Electronic delivery can also help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. To sign up for future electronic delivery, you may do one of the following:

•	Request future electronic delivery when you vote via the Internet; or

•	Notify William Roohi by mail at the address on the first page of this proxy statement, by telephone at 504-671-3870, or by email at broohi@firstnbcbank.com.

Q:	Could other matters be decided at the annual meeting?

A:	We are not aware of any other matters that will be considered at the annual meeting. If any other matters arise at the annual meeting that are properly presented at the meeting, including a proposal to postpone or adjourn the meeting, the proxies will be voted at the discretion of the proxy holders.

Q:	What happens if the meeting is postponed or adjourned?

A:	Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Q:	Where can I find the voting results of the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be tallied by the inspector of election after the vote at the annual meeting. We will publish the final voting results in a Current Report on Form 8-K, which we are required to file with the Securities and Exchange Commission within four business days following the annual meeting.

ITEM ONE –

ELECTION OF DIRECTORS

General

At the annual meeting, our shareholders will be asked to elect 11 persons to serve as directors until the 2015 annual meeting of shareholders or until their successors are elected and qualified. Our Board of Directors has nominated the following 11 individuals to serve in these positions: William M. Carrouche, Leander J. Foley, III, John F. French, Leon L. Giorgio, Jr., Shivan Govindan, L. Blake Jones, Louis V. Lauricella, Mark G. Merlo, Ashton J. Ryan, Jr., Dr. Charles C. Teamer and Joseph F. Toomy.

We have entered into an agreement with Castle Creek Partners IV, L.P. that permits it to appoint one representative to our Board of Directors, and one nonvoting observer to the Board of Directors of First NBC Bank, for so long as Castle Creek Partners IV, L.P. and its affiliates own at least 81,632 shares of our common stock. Mark G. Merlo currently serves on our Board of Directors as the representative of Castle Creek Partners IV, L.P.

Each of the nominees was approved by our Board of Directors upon the recommendation of the Nominating Committee. In addition, each of the nominees has been previously elected by our shareholders and has agreed to serve as a director, if elected, for an additional term. If any of the nominees should become unable to serve as a director, our Board of Directors may designate a substitute nominee. In that case, the persons named on the proxy card as proxies may vote for the substitute nominee or nominees recommended by our Board of Directors. We have no reason to believe that any of the 11 nominees for election named above will be unable to serve.

The following table sets forth certain information regarding our directors:

Name	Age	Position with First NBC Bank Holding Company	Position with First NBC Bank	Director Since
William M. Carrouche	73	Director	Director	2006
Leander J. Foley, III	65	Director	None	2006
John F. French	49	Director	Director	2006
Leon L. Giorgio, Jr.	65	Director	Director	2006
Shivan Govindan	41	Vice Chairman	Director	2006
L. Blake Jones	65	Director	Director	2006
Louis V. Lauricella	58	Director	None	2007
Mark G. Merlo	52	Director	None	2011
Ashton J. Ryan, Jr.	66	Chairman of the Board, President & Chief Executive Officer	Chairman of the Board, President & Chief Executive Officer	2006
Dr. Charles C. Teamer	80	Director	Vice Chairman	2009
Joseph F. Toomy	65	Director	Director	2006

Information Regarding Director Nominees

A brief description of the background of each of our directors is set forth below. No director has a family relationship with any other executive officer or director.

William M. Carrouche. Mr. Carrouche retired in 2013 after serving as President of the Fire Fighters’ Pension & Relief Fund for the City of New Orleans since 1975. He also served as a Fire Deputy Chief of the New Orleans Fire Department for 36 years. Mr. Carrouche’s extensive relationships within the New Orleans business and civic community, as well as his business experience, make him a valuable member of our Board of Directors.

Leander J. Foley, III. Since 2002, Mr. Foley has served as Managing Director of Capitol Hill Partners (formerly Foley, Maldonado & O’Toole), a consulting firm that advises clients in matters before the

United States Congress and the Executive Branch in various policy areas, including banking and financial services, community and economic development, asset building, rural and agricultural programs and small business development. Mr. Foley serves on the boards of directors of One United Bank, Alluvion Securities and the Cotton Exchange, LLC. Mr. Foley also served as a director of Dryades Bancshares, Inc. and Dryades Savings Bank, FSB until its acquisition by First NBC Bank in 2010. Mr. Foley is a graduate of Georgetown University, B.A., 1970. Mr. Foley’s extensive experience as a director for numerous financial services companies, including two banking organizations, one broker-dealer and one registered investment advisor, as well as his long-standing knowledge of and relationships in the New Orleans business community add significant value to our Board of Directors.

John F. French. Since 1992, Mr. French has served as President of JAB – New Orleans, Inc., a Jos. A. Bank Clothiers franchise. He operates 12 Jos. A. Bank retail clothing locations across the country. Mr. French also serves as Managing Member of Penthouse Apartment Management, LLC, and as a director and principal of Biltmore Property Group, LLC and its affiliate The Columbus Group, Inc., which develop, own and operate community-oriented shopping centers and mixed use destinations. In addition to his business activities, he serves on the Boards of Directors of the Audubon Nature Institute and the Fenner French Foundation. Mr. French is a graduate of the University of the South, B.A., 1986, and the Freeman School of Business at Tulane University, M.B.A., 1992. He is also licensed by the State of Louisiana as a real estate broker. Mr. French’s extensive commercial real estate experience, his experience overseeing the successful growth of a local retail business into a national competitor, as well as his long-standing relationships in the local business and civic community, enable him to provide valuable insights to our Board of Directors.

Leon L. Giorgio, Jr. Since 1982, Mr. Giorgio has served as Chairman, Chief Executive Officer and President of Select Properties, Ltd.; Select Properties, Ltd. Realty; and their associated companies, which were co-founded by Mr. Giorgio and specialize in commercial real estate acquisitions, development, management, rehabilitation, investments, brokerage, and design. A licensed real estate broker in the States of Louisiana and Mississippi, he heads an IREM Accredited Management Organization. He also runs and serves on the boards of several other local business organizations that are actively engaged in real estate investments, real estate design, asset management and medical management. Before organizing Select Properties, he was an officer of the Federal Reserve Bank of New Orleans. In addition to his business activities, Mr. Giorgio currently serves as a member of the Louisiana Community and Technical College System Foundation Board and the Dean’s Council of the University of Southern Mississippi College of Health and represents Jefferson Parish on the Regional Planning Commission and served a co-chair of Jefferson Parish Envision 2020, which developed and is implementing a comprehensive 20-year land use plan. Mr. Giorgio is a graduate of the University of Southern Mississippi, B.S., 1972. Mr. Giorgio’s extensive experience in real estate and finance in the New Orleans metropolitan area, as well as his long-standing relationships within the New Orleans business and civic community, make him well qualified to serve on our Board of Directors.

Shivan Govindan. Since 2005, Mr. Govindan has served as President of Resource Financial Institutions Group, Inc., an affiliate of Resource America, Inc. Resource America, Inc. is a specialized asset management company that focuses on the real estate, commercial finance and financial fund management sectors. Through Resource Financial Institutions Group and its affiliates, Mr. Govindan manages approximately $4.3 billion in debt and equity investments in community banks and other financial services companies. From 2000 to 2004, he was Principal of Beehive Ventures, LLC, an early stage private equity firm that invests in companies providing products and services to the financial services industry. Prior to that, he served as Director of Corporate Development for IQ Financial Systems, Inc., a DB Ventures portfolio company that was sold to Misys. Prior to that, he served as Associate in Fixed Income Derivatives at BT Alex Brown. He also serves on the board of directors of Colorado National Bancorp. Mr. Govindan is a graduate of University of Pennsylvania, B.A., 1995. Mr. Govindan’s extensive experience with respect to capital acquisition and capital markets within the banking industry, as well as his experience overseeing the growth of early stage portfolio companies, bring significant value to our Board of Directors. Mr. Govindan has served as Vice Chairman of First NBC Bank Holding Company since 2013.

L. Blake Jones. Since 1974, Mr. Jones has been a partner with Scheuermann & Jones, a Louisiana-based law firm that practices throughout much of the United States. He currently serves as the firm’s managing partner. In addition, he serves on the board of directors of Helix BioMedix, Inc., a public company focused on the biomedical industry, where he is a member of the audit committee and governance committee. He also serves on the national board of directors for the not-for-profit St. Jude’s Ranch for Children, where he is a member of the audit committee. Mr. Jones is a graduate of Louisiana State University, B.A., 1968, and Tulane Law School, J.D., 1972. Mr. Jones’ extensive legal experience, his service on the boards of other companies, including his public company experience, and his relationships within the New Orleans community, make him a valued member of our Board of Directors.

Louis V. Lauricella. Since 1988, Mr. Lauricella has served as Managing Member and Director of Development for Lauricella Land Company, L.L.C., a commercial real estate development firm, and President of Lauricella & Associates, a real estate brokerage and consulting firm, each based in New Orleans. Since joining the Lauricella Land Company, he has overseen the development of more than 1.5 million square feet of commercial space. Mr. Lauricella also serves as Vice Chairman of the New Orleans Recreation Development (NORD) Foundation and as Chairman of the Lauricella Land Company Foundation. Mr. Lauricella served as a director of First Bank & Trust (New Orleans) from 1994 to 2005. Mr. Lauricella is a graduate of Harvard College, B.A. 1978, and Tulane University, M.B.A. and J.D., 1984. Mr. Lauricella’s extensive knowledge of the New Orleans real estate market, his experience in major commercial real estate ventures involving complex financing structures, his experience as a bank director, and his active involvement in many local professional and charitable organizations, enable him to provide valuable insight to our Board of Directors.

Mark G. Merlo. Since 1996, Mr. Merlo has served as a Principal of Castle Creek Capital, LLC, an investment fund management company, and Castle Creek Financial, LLC, an investment banking firm, both headquartered in Rancho Santa Fe, California. Mr. Merlo has over 18 years of experience in private equity investments and mergers and acquisitions in the financial services industry. Prior to joining Castle Creek, Mr. Merlo spent 11 years managing bank and thrift investment portfolios in excess of $1.0 billion and the treasury operations of the $4.0 billion former Farm Credit Bank of St. Louis. Mr. Merlo also serves as a director of Atlanta Bancorporation, Inc., The BANKshares, Inc. and Carlile Holdings, Inc. Mr. Merlo is a graduate of University of Missouri, Columbia, B.S., 1984. Mr. Merlo’s extensive prior experience as a director of numerous banking organizations, including his experience as a director of a publicly-traded banking organization, as well as his extensive experience with capital acquisition and management in the banking industry, add significant value to our Board of Directors.

Ashton J. Ryan, Jr. Mr. Ryan has served as President, Chief Executive Officer and Chairman of the Board of First NBC Bank since inception in 2006 and First NBC Bank Holding Company since its formation in 2007. From 1998 to 2005, Mr. Ryan served as President of First Trust Corporation and Chief Executive Officer and President of First Bank & Trust (New Orleans). From 1991 to 1998, he was President of First National Bank of Commerce, the lead bank of First Commerce Corporation, until First Commerce Corporation’s acquisition by Bank One in 1998. Mr. Ryan also served as senior executive vice-president in charge of all customer contact functions at First Commerce Corporation from 1992 to 1998. From 1971 to 1981, Mr. Ryan was a staff auditor, and from 1981 to 1991 a partner, at Arthur Andersen & Co. Mr. Ryan served on the board of directors of Stewart Enterprises, a publicly-traded company until its sale in December 2013. He also serves on the boards of directors of GNO, Inc., Louisiana Cancer Research Consortium, Early Childhood and Family Learning Center, Gulf Coast Housing Partnership, Junior Achievement, Delgado Community College Foundation, UNO Foundation, East Jefferson General Hospital and the Urban League of New Orleans and was an adjunct professor at the A.B. Freeman School of Business at Tulane University for 30 years. Mr. Ryan is a graduate of Tulane University, B.S., 1969 and M.B.A., 1971. Mr. Ryan’s extensive business and banking experience, as well as his long-standing business and banking relationships in the community, make him exceptionally well qualified to serve on our Board of Directors and as Chairman of the Board.

Dr. Charles C. Teamer. Dr. Teamer has served as Vice Chairman of First NBC Bank since 2010. He previously served as Chairman of Dryades Savings Bank, FSB, a position he held from its inception in 1993 through its acquisition by First NBC Bank in 2010. Mr. Teamer was employed for more than 30 years with Dillard University, where he served in numerous capacities, including Vice President of Fiscal Affairs. He has also served as a member of the Board of Supervisors of the University of Louisiana System, the Board of Trustees of Tulane University and the Business and Higher Education Council at the University of New Orleans. Dr. Teamer has also held leadership positions in numerous New Orleans-based civic and community organizations. He has served as the Chairman of the boards of the Urban League of Greater New Orleans, the Board of Commissioners of the Port of New Orleans, the United Way, the Metropolitan Area Committee, the Greater New Orleans Foundation and the World Trade Center. He has also served on the boards of the Entergy-New Orleans, Alton Oschner Medical Foundation, the Audubon Institute, the Audubon Zoo Commission, the Southern Education Foundation, the New Orleans Center for Creative Arts, the Common Fund, the Children’s Hospital and the Boy Scouts of America. Dr. Teamer is a graduate of Clark Atlanta University, B.S., 1954. Dr. Teamer’s broad experience in leadership positions in local business, public and civic organizations, his long-standing relationships within the New Orleans community and his extensive experience as a bank director, enable him to provide significant contributions to our Board of Directors.

Joseph F. Toomy. Since 2000, Mr. Toomy has been an independent insurance broker based in Gretna, Louisiana. He served from 1981 to 2000 in numerous capacities with Delgado Community College in New Orleans, including as Vice Chancellor of Administrative Affairs. Mr. Toomy is also a member and past Chairman of the Board of Commissioners of the Port of New Orleans. Mr. Toomy is also a member of the Board of Catholic Charities of New Orleans and Chairman of PACE (Program for the All Inclusive Care of the Elderly) Greater New Orleans, a non-profit corporation affiliated with the Archdiocese of New Orleans. From 1984 to 2008, he served as the District 85 member of the Louisiana House of Representatives. Mr. Toomy is a graduate of Tulane University, B.A., 1971, and M.B.A., 1973. Mr. Toomy’s long-standing business and personal relationships in the New Orleans metropolitan area, his extensive business and governmental sector experience, and long-time involvement in local civic organizations, make him a valued member of on our Board of Directors.

Our Board of Directors recommends that shareholders vote “FOR” the election of the 11 persons nominated by the Board to serve as directors.

ITEM TWO –

RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014

Shareholders will also vote at the annual meeting on a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014. Ernst & Young has examined our financial statements each year since our inception, and its engagement for 2014 has been reviewed and approved by our Audit Committee. Although we are not required to seek shareholder ratification of this appointment, the Board of Directors believes that the selection of an independent registered public accounting firm is an important matter to shareholders. Accordingly, the Board of Directors considers a proposal for shareholders to ratify this appointment to be an opportunity for shareholders to provide input to the Audit Committee and the Board of Directors on a key corporate governance issue. Representatives of Ernst & Young will be present at the annual meeting to answer appropriate questions and to make a statement if they desire. Additional information regarding Ernst & Young is provided below.

Our Board of Directors recommends that shareholders vote “FOR” the proposal to ratify

Ernst & Young as our independent registered public accounting firm for 2014.

Ernst & Young Fees

The following table presents fees for professional services rendered by Ernst & Young for 2013 and 2012:

	2013	2012
Audit fees	$513,599	$851,066
Audit-related fees	418,025	1,322,600
Tax fees	165,500	143,125
All other fees	0	0

As defined by the Securities and Exchange Commission, (i) “audit fees” are fees for professional services rendered by the independent registered public accounting firm for the audit of our annual financial statements and review of financial statements included in our Form 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) “audit-related fees” are fees for assurance and related services by our principal accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “audit fees;” (iii) “tax fees” are fees for professional services rendered by our principal accountant for tax compliance, tax advice, and tax planning; and (iv) “all other fees” are fees for products and services provided by our principal accountant, other than the services reported under “audit fees,” “audit-related fees,” and “tax fees.”

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee selects and oversees our independent auditor. In addition, it is required to pre-approve the audit and non-audit services performed by our independent auditor to ensure that they do not impair the auditor’s independence. Federal securities regulations specify the types of non-audit services that an independent auditor may not provide to us and establish the Audit Committee’s responsibility for administration of the engagement of our independent auditors. During 2013, the Audit Committee pre-approved all services provided to us by our independent auditor.

Report of the Audit Committee of the Board of Directors

The Audit Committee’s general role is to assist the Board of Directors in overseeing the financial reporting process and related matters of First NBC Bank Holding Company and its consolidated subsidiaries, or First NBC. Each member of the committee is “independent” as that term is defined by the Nasdaq Stock Market rules.

The Audit Committee has reviewed and discussed with management and Ernst & Young LLP, First NBC’s independent registered public accounting firm, the audited financial statements of First NBC to be included in its Annual Report on Form 10-K for the year ended December 31, 2013.

The Audit Committee reviewed with the independent auditor, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements and related schedules with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of First NBC’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the standards of the Public Company Accounting Oversight Board, including Auditing Standard No. 16, Communications With Audit Committees, the rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Audit Committee discussed with the independent auditor the firm’s independence from Company management and the Company, including the matters in the letter from the firm required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with the independent auditor’s independence.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that First NBC’s financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management and Ernst & Young LLP. In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the reports of Ernst & Young LLP with respect to those financial statements.

Based on the review and discussion referenced above, the Audit Committee recommends to the Board of Directors that the audited financial statements be included in First NBC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors

Joseph F. Toomy (Chairman)

Shivan Govindan

L. Blake Jones

Leander J. Foley, III

Dated: March 28, 2014

ITEM THREE –

APPROVAL OF 2014 OMNIBUS INCENTIVE PLAN

We are asking our shareholders to approve the First NBC Bank Holding Company 2014 Omnibus Incentive Plan, or the 2014 Omnibus Plan, including the material terms required under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. The 2014 Omnibus Plan was recommended by our Compensation Committee and unanimously approved on April 7, 2014 by our Board of Directors, subject to the approval of our shareholders at the annual meeting. If approved, the 2014 Omnibus Plan would become effective on May 22, 2014 and would replace the First NBC Bank Holding Company Stock Incentive Plan, as amended, or the 2006 Plan, which was initially adopted in 2006. If approved, no additional equity awards would be granted under the 2006 Plan. If the 2014 Omnibus Plan is not approved, the 2006 Plan would continue under its current terms.

The purpose of the 2014 Omnibus Plan is to enable us to continue to attract, retain and motivate officers, key employees and non-employee directors by providing incentives for superior performance. Our Board believes that equity-based incentive compensation programs are an important element of our continued financial and operational success, and that the plan will serve the dual purpose of motivating key individuals to achieve performance objectives related to our overall goal of increasing shareholder value and further aligning the interests of these key individuals with those of our shareholders. Most of our competitors employ a wide range of incentive compensation vehicles, and we desire to have the tools in place to be competitive with market practices. The shares available for awards under the 2006 Plan will likely be insufficient to satisfy our equity compensation needs for 2016 and beyond. Therefore, if our shareholders do not approve the 2014 Omnibus Plan, we may experience a shortfall of shares available for issuance that we believe may adversely affect our ability to attract, retain and reward those who contribute to our long-term success.

We are required to obtain shareholder approval of the 2014 Omnibus Plan under the Nasdaq Stock Market rules. In addition, shareholder approval is necessary to ensure that certain awards made to our executive officers satisfy the requirements for the income tax deduction under Section 162(m) of the Code. Also, shareholder approval of the plan is also required if we wish to grant “incentive stock options” to employees under Section 422 of the Code.

The 2014 Omnibus Plan is intended to comply with Section 162(m) of the Code, which generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to certain of our executive officers, unless the compensation is based on objective performance goals that are approved by our shareholders. To qualify under Section 162(m), the material terms under which the particular performance-based compensation is to be paid, including the performance goals, the group of employees whose compensation would be subject to the performance goals, and the maximum amount payable to an executive officer must be disclosed to, and approved by, our shareholders.

Factors to Consider

Key Component of Compensation. Incentive compensation is a key component of our total compensation package. Attracting, retaining, and motivating talented staff is critical to achieving our strategic and operating goals, including our goal of increasing shareholder value. We believe that grants of equity and other incentives based on performance allow us to remain competitive in the marketplace, enabling us to recruit, retain, and motivate high-caliber talent dedicated to our long-term growth and success.

Key Provisions of the 2014 Omnibus Plan. The plan includes a number of provisions designed to serve shareholders’ interests and facilitate effective corporate governance, including the following:

•	No Stock Option Repricing/Exchange. The repricing of options or the exchange of underwater options for cash or other awards is prohibited under the plan without shareholder approval.

•	No Discounted Awards. Awards having an exercise price will not be granted with an exercise price less than the fair market value of our common stock on the date of grant.

•	No “Evergreen” Provision. The plan does not contain an “evergreen” or similar provision and fixes the number of shares available for future grants. The plan does not provide for any increase based on increases in the number of outstanding shares of common stock (other than through stock splits or similar events).

•	Deductibility of Awards. The plan includes provisions to meet the requirements for deductibility of executive compensation under Section 162(m) of the Code, including by qualifying payments under the plan as “performance-based compensation.”

•	Limit on Awards to Any One Individual. The plan includes specific limits on awards that may be awarded to any individual under the plan, with separate lower limits established for non-employee directors. These limits are discussed below in “– Material Terms of the 2014 Omnibus Plan – Authorized Shares; Limits on Awards” below.

•	Minimum Exercise Price. Under the plan, the exercise prices of all stock options and stock appreciation rights must be at least 100% of the fair market value of our stock on the date that the stock option or stock appreciation right is awarded.

•	“Double Trigger” Change of Control. The plan requires that participants must experience an involuntary termination of employment for the vesting of an award to accelerate upon a change in control.

•	Clawback rights. The plan enables us to provide for the clawback of awards issued under the plan under certain circumstances.

Share Counting. The following factors affect the number of shares as to which equity awards may be granted under the 2014 Omnibus Plan:

•	Each share covered by an award is counted as using one share available under the plan only to the extent that such share is issued.

•	Any shares related to awards under the plan that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the shares, or are settled in cash in lieu of shares, or are exchanged, with the Compensation Committee’s permission, prior to the issuance of the shares, for awards not involving shares, will be available again for grant under the plan.

•	Shares not issued or delivered as a result of the net settlement of an outstanding stock option or stock appreciation right, and shares delivered to or withheld by us to pay the stock option or grant price of, or the withholding taxes with respect to, an award, will again be made available for grant in respect of awards under the plan.

2006 Plan. If the 2014 Omnibus Plan is approved by our shareholders, no new award grants under the 2006 Plan will be made from and following May 22, 2014. In addition, we do not intend to issue any new award grants under the 2006 Plan between the date of this proxy statement and the date of the 2014 annual meeting.

Material Terms of the 2014 Omnibus Plan

The following is a summary of the material terms of the 2014 Omnibus Plan. The full text of the plan is attached as Exhibit A to this proxy statement, and the following summary is qualified in its entirety by reference to the terms of the plan.

Authorized Shares; Limits on Awards. The maximum number of shares as to which stock options and other equity awards may be granted under the 2014 Omnibus Plan is equal to the sum of 800,000 shares plus (i) the number of remaining shares as to which equity awards may be granted under the 2006 Plan, as of the effective date of the 2014 Omnibus Plan, and (ii) the number of shares, if any, that are subject to outstanding awards under the 2006 Plan that on or after the effective date of the 2014 Omnibus Plan cease for any reason to be subject to such awards (other than by reason of exercise or settlement of such awards). As of the date of this proxy statement, there were 274,744 shares as to which equity awards could be granted under the 2006 Plan, and we do not expect to issue any new equity awards under the 2006 Plan. Accordingly, we estimate that the maximum number of shares as to which stock options and other equity awards may be granted under the 2014 Omnibus Plan would be approximately 1,075,000, all of which would be issuable as incentive stock options.

The maximum number of stock options and stock appreciation rights that may be granted to any one individual during any calendar year under the 2014 Omnibus Plan may not exceed 400,000 shares (40,000 if the individual is a non-employee director). The maximum number of shares that may be the subject of restricted stock awards, restricted stock units, performance shares, performance units and other stock-based awards granted to an individual during any calendar year may not exceed 200,000 shares (20,000 shares if the individual is a non-employee director), and the maximum dollar amount that may be subject to cash-based awards granted to an individual in any calendar year may not exceed $1,500,000 ($150,000 if the individual is a non-employee director).

We will maintain a reserve for shares of common stock issuable under the plan, which shares would be issued from authorized but unissued shares of our common stock or from treasury shares (if any). Shares covered by an award will be removed from the share reserve as of the date of grant, and may be added back to the share reserve as described under “Share Counting” above.

Eligibility. Persons eligible to receive awards under the 2014 Omnibus Plan include our officers, key employees and non-employee directors, as well as those of our affiliates, including First NBC Bank. The Compensation Committee determines from time to time the participants to whom awards will be granted.

Performance Measures. The 2014 Omnibus Plan authorizes our Compensation Committee to establish performance measures for purposes of awards issued under the plan. Performance measures may be described in terms of company-wide objectives or objectives that are related to the performance of a business unit within our organization. Management objectives may be made relative to the performance of other companies or to various indexes.

The committee may grant awards subject to performance measures that are either intended or not intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code. To qualify as performance-based compensation under Section 162(m), the performance objective(s) used for the performance-based award must be from the list of performance objectives set forth in the 2014 Omnibus Plan, which are as follows:

•	Share price, including market price per share and share price appreciation;

•	Earnings, including earnings per share, gross or pre-tax profits, post-tax profits, operating profit, operating earnings, growth in earnings or growth in earnings per share, and total earnings;

•	Return on equity, including return on equity, return on invested capital, return or net return on assets or net assets, return on investment, return on capital, financial return ratios, value of assets and change in assets;

•	Cash flow(s), including operating cash flow, net cash flow, free cash flow, and cash flow on investment;

•	Revenue, including gross or net revenue and changes in annual revenues;

•	Margins, including adjusted pre-tax margin and operating margins;

•	Income, including net income and consolidated net income;

•	Costs and expenses, including operating or administrative expenses; expense or cost levels; reduction of losses, loss ratios or expense ratios; reduction in fixed costs; expense reduction levels; operating cost management; and cost of capital;

•	Financial ratings, including credit rating, capital expenditures, debt, debt reduction, working capital, average invested capital, and attainment of balance sheet or income statement;

•	Market share, including market share, volume, and market share or market penetration with respect to specific geographic areas;

•	Shareholder return, including total shareholder return, shareholder return based on growth measures or the attainment of a specified share price for a specified period of time, and dividends.

We will maintain a reserve for shares of common stock issuable under the plan, which shares would be issued from authorized but unissued shares of our common stock or from treasury shares (if any). Shares covered by an award will be removed from the share reserve as of the date of grant, and will be added back to the share reserve as described under “Share Counting” above.

The Omnibus Plan includes provisions designed to meet the requirements for deductibility of executive compensation under Section 162(m) of the Code with respect to options and other awards, including qualifying payments under the Omnibus Plan, as “performance-based compensation.” In general, it is intended that all awards granted under the Omnibus Plan will be structured in such a way that they comply with Section 409A of the Code, and the Omnibus Plan will be interpreted and administered in a manner that is consistent with Section 409A.

Term. If approved by our shareholders, the 2014 Omnibus Plan will become effective on May 22, 2014 and will terminate ten years from the effective date, although the Board of Directors may, in its discretion, terminate the plan at any time. In either event, termination will not affect the rights of participants under any awards then outstanding under the plan.

Administration. The plan will be administered by the Compensation Committee. The committee will determine, among things, the selection of those individuals to be granted awards under the plan among those individuals eligible for participation, the level of participation of each participant, when and how each award under the plan will be granted; and what type or combination of types of awards will be granted. Each member of the committee must be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an “outside director” within the meaning of Section 162(m) of the Code. Currently, the Compensation Committee is comprised of three independent directors who meet these definitions.

Subject to certain limitations described in the plan, the committee may also delegate to one or more of its members or to one or more officers, or to one or more agents or advisors, administrative duties or powers to designate employees to receive awards under the plan and determine the size of any such awards. Any resolution authorizing administrative powers to an officer must set forth the total number of shares related to the awards the officer may grant and the terms of the awards, and the officer must report periodically to the Compensation Committee regarding awards granted under the delegated authority.

Except in connection with certain corporate transactions described in the plan, the terms of outstanding awards may not be amended to reduce the option price of outstanding option rights or the base price of outstanding appreciation rights, or cancel outstanding option rights or appreciation rights in exchange for cash, other awards, or option rights or appreciation rights with an option price or base price, as applicable, that is less than the option price of the original option rights or base price of the original appreciation rights, as applicable, without shareholder approval. This restriction is intended to prohibit the repricing of “underwater” option rights and appreciation rights and will not be construed to prohibit the adjustments in connection with certain corporate transactions provided for in the plan.

Types of Awards. The 2014 Omnibus Plan provides for the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash-based awards, and other stock-based awards. Each award under the plan will be made under an agreement containing such terms and provisions, consistent with the plan, as the Compensation Committee may approve. A summary of the type of awards issuable under the plan is discussed below.

Stock Options. Stock options provide the recipient with the right to purchase shares of common stock at a price not less than their fair market value on the date of the grant. The stock option price is payable in cash, by tendering previously acquired shares of common stock having an aggregate fair market value at the time of exercise equal to the option price, by cashless (broker-assisted) exercise, or any other method approve by the Compensation Committee. To the extent permitted by law, a grant of option rights may provide for the deferred payment of the option price on the sale of some or all of the shares obtained from the exercise.

Stock options granted under the plan may be stock options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code. Incentive stock options may be granted only to participants who meet the definition of “employees” under Section 3401(c) of the Code. In addition, in order to qualify for incentive stock option treatment, in the case of options granted to a holder of 10% or more of the company’s common stock, the stock option price may not be less than 110% of the fair market value of the stock on the date the stock option.

No stock option may be exercised more than 10 years from the date of grant. Each grant of a stock option will specify the period of continuous service that is necessary before the option right becomes exercisable. Any grant of stock options may specify management objectives that must be achieved as a condition to exercise the option rights. Stock options will not provide for any dividends or dividend equivalents.

Restricted Shares. A grant of restricted shares constitutes an immediate transfer of ownership of the shares of common stock to the recipient in consideration of the recipient’s performance of services. Generally, restricted shares must be subject to a “substantial risk of forfeiture,” within the meaning of Section 83 of the Code, for a period to be determined by our Compensation Committee on the date of grant or until specified performance measures are achieved. Subject to the substantial risk of forfeiture, restricted shares entitle the recipient to dividend, voting and other ownership rights.

Any grant of restricted shares may specify performance measures which, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Any restricted shares that vest upon the achievement of performance measures may not vest sooner than one year from the grant date. The transferability of restricted shares is prohibited or restricted in a manner prescribed by the committee on the date of grant for the period during which such forfeiture provisions are to continue.

Any grant or sale may require that any or all dividends or other distributions paid on the restricted shares during the period of such restrictions be automatically deferred and reinvested in additional restricted shares, in which case these additional restricted shares would be subject to the same restrictions as the underlying award. Dividends or other distributions on restricted shares with restrictions that lapse as a result of the achievement of performance measures will be deferred until and paid contingent upon the achievement of the applicable performance measures.

Restricted Stock Units. A grant of restricted stock units constitutes an agreement by us to deliver shares of common stock or cash to the recipient in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the restriction period as our Compensation Committee may specify. During the applicable restriction period, the recipient may not transfer any rights under the award, will have no rights of ownership in any shares of common stock deliverable upon payment of the restricted stock units, and will have no right to vote those shares. The committee may, at the grant date, authorize the payment of dividend equivalents on restricted stock units on either a current, deferred or contingent basis, either in cash or in additional shares of common stock. However, dividends or other distributions on shares underlying restricted stock units with restrictions that lapse as a result of the achievement of specified performance measures will be deferred until and paid contingently upon the achievement of the applicable performance measures.

Each grant or sale of restricted stock units will also specify the time and manner of payment of the restricted stock units that have been earned.

Stock Appreciation Rights. Appreciation rights provide the recipient with the right to receive from us an amount, determined by our Compensation Committee and expressed as a percentage (not exceeding 100%) of the difference between the base price established for the appreciation rights and the market value of the common stock on the date the rights are exercised. Appreciation rights can be tandem (i.e., granted with option rights to provide an alternative to the exercise of the option rights) or free-standing.

Tandem appreciation rights may only be exercised at a time when the related option right is exercisable and the spread is positive, and requires that the related option right be surrendered for cancellation. Free-standing appreciation rights must have a base price per right that is not less than the fair market value of the common stock on the grant date, must specify the period of continuous employment that is necessary before such appreciation rights become exercisable and may not be exercisable more than 10 years from the grant date.

When exercised, appreciation rights may be paid by us in cash, common stock or a combination of the two. Any grant of appreciation rights may specify performance measures that must be achieved as a condition to exercising such rights, waiting periods before appreciation rights become exercisable and permissible dates or periods on or during which appreciation rights are exercisable. Appreciation rights will not provide for any dividends or dividend equivalents.

Cash-Based Awards, Performance Shares and Performance Units. A cash-based award is a cash award. A performance share is a bookkeeping equivalent to one share of common stock and a performance unit is a bookkeeping entry equivalent to $1.00 or such other value as determined by our Compensation Committee. Under a grant of a cash incentive award, performance shares or performance units, we identify one or more performance measures that must be met within a specified period. The committee also establishes a minimum level of acceptable achievement for the recipient. If, by the end of the performance period, the recipient has achieved the specified performance measures, the recipient will be deemed to have fully earned the cash incentive award, performance shares or performance units, as the case may be. If the recipient has not achieved the performance measures, but has attained or exceeded the predetermined minimum level of acceptable achievement, the recipient may earn a portion of the cash incentive award, performance shares or performance units, as the case may be.

To the extent earned, the cash incentive award, performance shares or performance units will be paid to the recipient at the time and in the manner determined by the committee in cash, shares of common stock or a combination of the two. The grant of performance shares may provide for the payment of dividend equivalents in cash or in shares, subject in all cases to deferral and payment on a contingent basis based on the recipient’s earning of the performance shares or performance units with respect to which such dividend equivalents are paid.

Other Stock-Based Awards. The plan also provides for the issuance of other equity-based or equity-related awards other than those described above, which may involve the transfer of unrestricted shares to participants or payment in cash or otherwise based on the value of our common stock.

Fair Market Value. For purposes of setting the exercise price of any option or stock appreciation granted under the 2014 Omnibus Plan, or for any other matter, for as long as we remain listed on the Nasdaq Stock Market, “fair market value” means the closing sales price for our common stock (or the closing bid, if no sales were reported) as quoted the Nasdaq Stock Market as of the applicable date.

Rights as a Shareholder. Unless the Compensation Committee determines otherwise, a participant will not have any rights as a shareholder with respect to shares covered by an award until the date that the participant becomes the holder of record with respect to such shares.

Transferability. Unless otherwise determined by the Compensation Committee, awards granted under the plan may not be transferred except by will or the laws of descent and distribution or, subject to the consent of the committee, under a domestic relations order entered into by a court of competent jurisdiction. During a participant’s lifetime, any options or awards granted under the plan may be exercised only by the participant.

Certain Adjustments. In the event of certain corporate events or transactions described in the plan, the Compensation Committee, in its sole discretion, in order to prevent unintended dilution or enlargement of a participant’s rights under the plan, may substitute or adjust, among other things:

•	the number and kind of shares that may be issued under the plan or under particular forms of awards;

•	the number and kind of shares subject to outstanding awards;

•	the option or grant price applicable to outstanding awards;

•	the annual award limits applicable under the 2014 Omnibus Plan; and

•	any other value determinations applicable to outstanding awards.

The corporate events or transactions contemplated by this authority include a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of First NBC Bank Holding Company, combination of shares, exchange of shares, dividend in-kind, or other like change in capital structure or distribution (other than normal cash dividends) to our shareholders, or any similar corporate event or transaction.

In addition, in the event of a “change of control,” as defined in the 2014 Omnibus Plan, the acquiring entity may assume all of the outstanding awards, in which case the awards will remain outstanding and subject to their existing terms, except that they will become subject to acceleration following the “change of control” in the event of certain termination events occurring within two years of the change of control. The vesting of any awards that are not assumed by acquiring entity will accelerate immediately prior to consummation of a change of control and, unless exercised (to the extent applicable), will terminate upon the change of control.

Change of Control. Unless otherwise provided in the award agreement, all outstanding awards under the 2014 Omnibus Plan may be assumed by an acquiring entity in connection with a “change of control” and, if assumed, will not be subject to accelerated vesting unless the participant is terminated within the two year period following the change of control, other than for cause, as defined in the plan. All outstanding awards that are not assumed by the acquiring entity in connection with a change of control will vest in full immediately prior to the change on control and will terminate if not exercised in connection with the change of control.

The plan defines a “change of control” to mean (i) a person acquiring direct or indirect beneficial ownership of securities representing 50% or more of the total voting power of our then outstanding securities; (ii) specified changes in the majority of our Board of Directors (not including the election of directors whose election or nomination was approved by a majority of the then incumbent directors); (iii) a sale, transfer or distribution of all or substantially all of our assets; or (iv) consummation of a reorganization, merger, consolidation or other corporate transaction that results in our shareholders not owning more than 50% of the total voting power of entity surviving or resulting from the transaction.

Amendment and Termination. The 2014 Omnibus Plan may be amended, altered, or discontinued by our Board of Directors or the Compensation Committee, but no amendment, alteration, or discontinuation may be made if it would materially impair the rights of a participant without the participant’s consent, except for any such amendment required to comply with law. The plan may not be amended without shareholder approval to the extent that such approval is required to comply with applicable law or the listing standards of any exchange on which our common stock may be listed.

New Plan Benefits

Any awards under the 2014 Omnibus Plan will be subject to the discretion of our Compensation Committee. As a result, it is not possible to determine the number or type of awards that will be granted to any person under the plan, including our directors, executive officers and employees, all of whom will be eligible to participate in the plan.

Historically, our annual long-term incentive program has included consideration of equity grants to our named executive officers (4 individuals during 2013), members of executive and senior management (35 individuals during 2013) and other key members of the company (75 individuals during 2013). We have generally included a broader level scope of inclusion in our long-term incentive program in order to retain key employees at various levels, including most management-level customer-contact positions.

With respect to 2013, a total of 27,500 stock options having a grant date fair value of $15.88 were granted to our named executive officers; a total of 93,600 stock options having a grant date fair value of $15.88 were granted to other members of executive and senior management; and a total of 18,550 stock options having a grant date fair value of $15.88 were granted to other employees. The individual grants to our named executive officers are set forth in the section titled “Compensation Information – Outstanding Equity Awards at Fiscal Year-End” elsewhere in this proxy statement. In addition, a total of 10,442 shares having a grant date fair value of $15.88 were issued to our directors in lieu of cash director’s fees during 2013.

U.S. Federal Income Tax Consequences Related to Equity Awards

The following is a brief summary of the principal United States federal income tax consequences of transactions under the 2014 Omnibus Plan. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences, which may be substantially different.

Incentive Stock Options. In general, a participant realizes no taxable income upon the grant or exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in an alternative minimum tax liability to the participant. With certain exceptions, a disposition of shares purchased under an incentive stock option within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and a deduction for us) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which we are not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which we are not entitled to a deduction.

Non-Qualified Stock Options. Generally, a participant will not recognize taxable income on the grant of a stock option. Upon the exercise of a stock option, a participant will recognize ordinary income in an amount equal to the difference between the fair market value of the common stock received on the date of exercise and the option cost (number of shares purchased multiplied by the exercise price per share). The participant will recognize ordinary income upon the exercise of the option even though the shares acquired may be subject to further restrictions on sale or transferability. Except as described under “Certain Limitations on Deductibility of Executive Compensation” below, we will ordinarily be entitled to a deduction on the exercise date in an amount equal to the amount of ordinary income recognized by the participant upon exercise.

Generally, upon a subsequent sale of shares acquired in an option exercise, the difference between the sale proceeds and the cost basis of the shares sold will be taxable as a capital gain or loss, including any sale of shares freed from sale restrictions to fund the payment of taxes incurred at exercise.

Stock Appreciation Rights. Generally, a participant will not recognize taxable income upon the grant of a SAR, but will recognize ordinary income upon the exercise of a SAR in an amount equal to the cash amount received upon exercise (if the SAR is cash-settled) or the fair market value of the common stock received upon exercise (if the SAR is stock settled). Except as described under “Certain Limitations on Deductibility of Executive Compensation” below, we will ordinarily be entitled to a deduction on the exercise date in an amount equal to the amount of ordinary income recognized by the participant upon exercise.

Restricted Stock. A participant generally will not be taxed at the time of a restricted stock award but will recognize taxable income when the award vests or otherwise is no longer subject to a substantial risk of forfeiture. The amount of taxable income will be the fair market value of the shares at that time, less any amount paid for the shares. Participants may elect to be taxed at the time of grant on the fair market value of the shares included in the award by making an election under Section 83(b) of the Code within 30 days of the award date. If a restricted stock award subject to the Section 83(b) election is subsequently forfeited, no deduction or tax refund will be allowed for the amount previously recognized as income. Unless a participant makes a Section 83(b) election, any dividends or dividend equivalents paid to a participant on shares of an unvested restricted stock award will be taxable to the participant as ordinary income. If the participant made a Section 83(b) election, the dividends will be taxable to the participant as dividend income.

Except as described under “Certain Limitations on Deductibility of Executive Compensation” below, we will ordinarily be entitled to a deduction at the same time and in the same amount as the ordinary income recognized by the participant. Unless a participant has made a Section 83(b) election, we will also be entitled to a deduction, for federal income tax purposes, for dividends paid on unvested restricted stock awards.

Restricted Stock Units. A participant does not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock unit is granted. When the restricted stock units vest and are settled for cash or stock, the participant generally will be required to recognize as income an amount equal to the fair market value of the shares on the date of vesting. Any gain or loss recognized upon a subsequent sale or exchange of the stock (if settled in stock) is treated as capital gain or loss for which we are not entitled to a deduction.

Stock Grants. A participant will recognize taxable income on the grant of unrestricted stock, in an amount equal to the fair market value of the shares on the grant date. Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, we will ordinarily be entitled to a deduction at the same time and in the same amount as the ordinary income recognized by the participant.

Withholding. We will deduct or withhold, or require the participant to remit to us, an amount sufficient to satisfy the minimum federal, state and local and foreign taxes required by law or regulation to be withheld with respect to any taxable event as a result of a transaction under the 2014 Omnibus Plan.

Certain Limitations on Deductibility of Executive Compensation. With certain exceptions, Section 162(m) of the Code limits the deduction to us for compensation paid to the chief executive officer and the three other most highly compensated executive officers, other than the chief financial officer (covered employees), to $1 million per executive per taxable year. However, compensation paid to covered employees will not be subject to the deduction limit if it is considered “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. The 2014 Omnibus Plan is designed so that awards granted under the plan can qualify for this exemption. The plan also authorizes the Compensation Committee to grant awards that are not qualified under Section 162(m) of the Code.

The accelerated vesting of awards under the 2014 Omnibus Plan upon termination of employment as a result of a change of control as defined in the plan could result in a participant being considered to receive “excess parachute payments” (as defined in Section 280G of the Code), which payments are subject to a 20% excise tax imposed on the participant. We would generally not be able to deduct the excess parachute payments made to a participant.

Supplemental Information on Equity Plan Grants

We are asking shareholders to authorize approximately 1,075,000 shares for future issuance under the 2014 Omnibus Plan. See “– Material Terms of the 2014 Omnibus Plan – Authorized Shares; Limits on Awards” above. If the 2014 Omnibus Plan is approved, our total potential dilution represented by outstanding equity awards and shares available for future grants will increase. As of December 31, 2013, our fully diluted overhang, calculated as the sum of outstanding equity awards and shares available for future grants, divided by the sum of our common shares outstanding, outstanding equity awards and shares available for future grants, was 5.99%.

Our fully diluted overhang, as of March 31, 2014, on a pro forma basis, assuming that the 2014 Omnibus Plan is approved by our shareholders, would have been 9.65%. We have managed, and expect to continue to manage, long-term dilution by limiting the number of shares subject to equity awards that we grant annually. Over the past three years, our annual burn rate, defined as the number of awards granted during the year, divided by common shares outstanding at the end of the year, has averaged 1.87% (0.81% in 2013). However, adjusted for the long-term stock option grant to directors in 2012, our average annual burn rate was 1.19% over the period. We anticipate that the requested number of shares for the 2014 Omnibus Plan will be sufficient to meet the needs our long-term incentive program for at least five years, assuming no significant acquisitions of other companies, based on our projected future award usage.

The following table presents certain information regarding our equity compensation plans as of December 31, 2013. All of our outstanding equity awards have been granted under the 2006 Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	855,101	$13.48	324,758
Equity compensation plans not approved by security holders (1)	0	0	0

Total	855,101	$13.48	324,758

(1)	Does not include warrants to purchase an aggregate of 202,426 shares of common stock issued to the organizers of First NBC Bank and the shareholders of Dryades Bancorp, Inc.

Our Board of Directors recommends that shareholders vote “FOR” the proposal to approve the 2014 Omnibus Incentive Plan.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

We are committed to having sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. Our Board of Directors has adopted Corporate Governance Guidelines, which set forth the framework within which our Board, assisted by Board committees, directs the affairs of our organization. The Guidelines address, among other things, the composition and functions of the Board, director independence, compensation of directors, management succession and review, Board committees and selection of new directors. In addition, our Board of Directors adopted a Code of Conduct that applies to all of our directors, officers and employees, as well as a separate Code of Ethics for Principal Executive and Senior Financial Officers, including our Chief Executive Officer and Chief Financial Officer. Our Corporate Governance Guidelines, as well the Code of Conduct and Code of Ethics, are available on our website at www.firstnbcbank.com. Any amendments to the Code of Ethics, or any waivers of its requirements, will be disclosed on our website, as well as any other means required by the Nasdaq Stock Market rules.

Board Independence

Under the rules of the Nasdaq Stock Market, independent directors must comprise a majority of our Board of Directors. The rules of the Nasdaq Stock Market, as well as those of the Securities and Exchange Commission, also impose several other requirements with respect to the independence of our directors. Our Board of Directors has evaluated the independence of its members based upon the rules of the Nasdaq Stock Market and the

Securities and Exchange Commission. Applying these standards, our Board of Directors has affirmatively determined that, with the exception of Chairman and Chief Executive Officer Ashton J. Ryan, Jr. and Dr. Charles C. Teamer, each of our current directors is an independent director, as defined under the applicable rules. The Board determined that Messrs. Ryan and Teamer do not qualify as independent directors because each is an employee of First NBC Bank.

Leadership Structure

Our Board of Directors meets quarterly, and more often as necessary, and the Board of Directors of First NBC Bank meets monthly, and more often as necessary. Our Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board believes that it is in the best interests of our organization to make that determination from time to time based on the position and direction of our organization and the membership of the Board. The Board has determined that having our Chief Executive Officer serve as Chairman of the Board is in the best interests of our shareholders at this time. This structure makes best use of the Chief Executive Officer’s extensive knowledge of our organization and the banking industry. The Board views this arrangement as also providing an efficient nexus between our organization and the Board, enabling the Board to obtain information pertaining to operational matters expeditiously and enabling our Chairman to bring areas of concern before the Board in a timely manner.

Although the Board believes that it is effective to have the Chairman and Chief Executive Officer positions combined in one person at this time, it also recognizes the importance of strong independent leadership on the Board. Accordingly, in addition to maintaining a significant majority of independent directors and wholly-independent Audit, Compensation, and Nominating and Governance Committees, the Board of Directors has designated director Joseph F. Toomy to serve as Lead Independent Director. The Lead Independent Director serves as a liaison between the Chairman and the other independent directors and has the authority to call and chair meetings of the independent directors as often as necessary.

Compensation Committee Interlocks and Insider Participation

During 2013, none of the members of our Compensation Committee was or had been an officer or employee of First NBC Bank Holding Company or First NBC Bank. In addition, none of our executive officers serves or has served as a member of the Board of Directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Shareholder Communications with Our Board of Directors

Our Board of Directors has established a process for shareholders to communicate with the Board of Directors or with individual directors or groups of directors, including the independent directors as a group. Shareholders who wish to communicate with our Board of Directors or with individual directors or groups of directors should direct written correspondence to our Corporate Secretary at our principal executive offices located at 210 Baronne Street, New Orleans, Louisiana 70112. Any such communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. Communications may be confidential or anonymous. We will initially receive and process communications before forwarding them to the addressee. Communications may also be referred to other departments within our organization. We generally will not forward to the directors a communication that we determine to be primarily commercial in nature or related to an improper or irrelevant topic, or that requests general information about us.

Director Qualifications

Our Board of Directors considers all qualified candidates identified by members of the Board of Directors, by senior management and by shareholders. The Nominating and Governance Committee recommends nominees for election to the Board. The Board of Directors has determined this practice of selecting directors to be appropriate as a means of ensuring diversity of viewpoints, background, experience and similar demographics on the Board of Directors. The Nominating and Governance Committee reviews each candidate’s biographical information and assesses each candidate’s independence, skills and expertise, based on the variety of factors, including the following criteria:

•	Demonstrated ability and sound judgment that usually will be based on broad experience;

•	Personal qualities and characteristics, accomplishments and reputation in the business community, professional integrity, educational background, business experience and related experience;

•	Willingness to objectively appraise management performance;

•	Giving due consideration to potential conflicts of interest, current knowledge and contacts in the communities in which we conduct business and in our industry or other industries relevant to our business;

•	Ability and willingness to commit adequate time to Board and committee matters including attendance at Board meetings, committee meetings, and annual shareholders meetings;

•	Commitment to serve on the Board over a period of several years to develop knowledge about our principal operations;

•	Fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of our organization and the interests of our shareholders; and

•	Diversity of viewpoints, background, experience and similar demographics.

Application of these factors involves the exercise of judgment by the Nominating and Governance Committee and the Board of Directors.

We do not have a formal policy regarding the consideration of diversity in identifying director nominees, but our Board of Directors strives to nominate directors with a variety of complementary skills so that, as a group, our Board of Directors will possess the appropriate talent, skills and expertise to oversee our businesses.

We believe that it is appropriate that our Board of Directors be comprised of a majority of independent directors and that at least one audit committee financial expert serve on the Audit Committee. Based on its assessment of each candidate’s independence, skills and qualifications and the criteria discussed above, the Nominating and Governance Committee makes recommendations regarding director nominees to the Board. The Nominating and Governance Committee follows the same process and uses the same criteria for evaluating candidates proposed by shareholders, members of the Board of Directors and members of senior management.

Board Meetings

Our Board of Directors held six scheduled meetings in 2013. Information regarding meetings of the various committees is described below. All directors attended at least 75% of the Board and committee meetings on which they served during 2013. Directors are encouraged to attend annual meetings of our shareholders, although we have no formal policy on director attendance at annual meetings.

Board Committees

Our Board of Directors has established standing committees in connection with the discharge of its responsibilities. These committees include the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Merger and Acquisition Committee. Our Board of Directors also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our corporate governance documents.

Audit Committee. The Audit Committee assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of our internal audit function and independent auditors, and risk assessment and risk management. Among other things, the Audit Committee:

•	annually reviews the Audit Committee charter and the committee’s performance;

•	appoints, evaluates and determines the compensation of our independent auditors;

•	reviews and approves the scope of the annual audit, the audit fee and the financial statements;

•	reviews disclosure controls and procedures, internal controls, internal audit function, and corporate policies with respect to financial information;

•	oversees investigations into complaints concerning financial matters, if any; and

•	reviews other risks that may have a significant impact on our financial statements.

The Audit Committee works closely with management as well as our independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding to engage outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

The Audit Committee is composed solely of members who satisfy the applicable independence and other requirements of the Securities and Exchange Commission and the Nasdaq Stock Market for Audit Committees. In addition, we have determined that each member of the Audit Committee qualifies as an “audit committee financial expert.” The Audit Committee has adopted a written charter, which is available on our website. The members of the Audit Committee are Shivan Govindan, L. Blake Jones, Joseph F. Toomy and Leander J. Foley, III. The committee held 10 meetings in 2013.

Compensation Committee. The Compensation Committee is responsible for discharging the Board’s responsibilities relating to compensation of the executives and directors. Among other things, the Committee:

•	evaluates human resources and compensation strategies;

•	reviews and approves objectives relevant to executive officer compensation;

•	evaluates performance and determines the compensation of the Chief Executive Officer in accordance with those objectives;

•	approves any changes to non-equity based benefit plans involving a material financial commitment;

•	recommends to the Board of Directors compensation for directors; and

•	evaluates performance in relation to the Compensation Committee charter.

The Compensation Committee is composed solely of members who satisfy the applicable independence requirements of the Securities and Exchange Commission and the Nasdaq Stock Market. The Compensation Committee has adopted a written charter, a copy of which is available on our website. The members of the Compensation Committee are William M. Carrouche, John F. French and Leon L. Giorgio. The committee held four meetings in 2013.

The Compensation Committee works throughout the year in its formal meetings, discussions with consultants, interaction with management and review of compensation-related materials developed for it. The Compensation Committee works closely with executive management, primarily our Chief Executive Officer, in assessing the appropriate compensation approach and levels. The Compensation Committee is empowered to advise management and make recommendations to the Board of Directors with respect to the compensation and other employment benefits of executive officers and key employees. The Compensation Committee establishes objectives for our Chief Executive Officer and sets the Chief Executive Officer’s compensation based, in part, on the evaluation of peer group data. The Compensation Committee also administers our long-term compensation plans and our incentive bonus programs for executive officers and key employees.

The Compensation Committee regularly reviews our compensation programs to ensure that remuneration levels and incentive opportunities are competitive and reflect performance. Factors taken into account in assessing the compensation of individual officers include our overall performance, the officer’s performance and contribution, experience, strategic impact, external equity and market value, internal equity and fairness, and retention priority. There are no material differences in compensation policies for our executive officers, as all relate primarily to performance and contribution in achieving consolidated results. In the case of our executive officers other than our Chief Executive Officer, our Chief Executive Officer makes recommendations to the Compensation Committee about each of their individual compensation levels. The Compensation Committee may delegate the specific allocation of certain salary increase or annual incentive awards to the Chief Executive Officer to determine the allocation for other executives.

The Compensation Committee regularly uses salary surveys and peer group information when evaluating compensation strategy. In 2013, the Compensation Committee engaged McLagan Partners, a compensation consulting firm and division of Aon Hewitt, to provide salary surveys, peer group information and other advice with respect to executive compensation matters. McLagan Partners reported to and acted at the direction of the Compensation Committee. During 2013, it assisted the Compensation Committee in reviewing the compensation program for management, provided data relating to our industry and a representative peer group for comparison (but not specifically benchmarking) purposes, and advised the Compensation Committee on best practices for executive compensation, including advising on salaries, bonuses and awards issued under our 2006 Plan with respect to our executive officers. The consultant also provided guidance related to incentive program design, including with respect to the 2014 Omnibus Plan. Our management provided input to McLagan Partners, but did not have the authority to direct or oversee its activities with respect to our executive compensation programs. The Compensation Committee believes that McLagan Partners is able to provide independent, objective compensation advice to the Compensation Committee. Other than providing the advice and services to the Compensation Committee, McLagan Partners provided no other material services to us, and the Compensation Committee is not aware of any conflict of interest that existed that would have prevented McLagan Partners from being so independently engaged.

Nominating and Governance Committee. The Nominating and Governance Committee is responsible, among other things, for:

•	identifying individuals qualified to be directors consistent with the criteria approved the Board of Directors and recommending director nominees to the full Board of Directors;

•	ensuring that the independent committees of the Board of Directors have the benefit of qualified “independent” directors;

•	overseeing management continuity planning;

•	leading the Board of Directors in its annual performance review; and

•	taking a leadership role in shaping the corporate governance of our organization.

The Nominating and Governance Committee is composed solely of members who satisfy the applicable independence requirements of the Securities and Exchange Commission and the Nasdaq Stock Market. The Nominating and Governance Committee has adopted a written charter, a copy of which is available on our website. The members of the Nominating and Governance Committee are William M. Carrouche, John F. French, Leon L. Giorgio, Shivan Govindan, L. Blake Jones, Louis V. Lauricella, Mark G. Merlo and Joseph F. Toomy. The committee did not hold a meeting in 2013.

Merger and Acquisition Committee. The Merger and Acquisition Committee meets on an as-needed basis to evaluate acquisition opportunities and make recommendations to the Board of Directors on all such opportunities. The Committee has evaluated at least nine potential acquisitions since our inception. In connection with the evaluation of potential acquisitions, the Committee may conduct feasibility studies, if appropriate. The

Committee also oversees the due diligence process undertaken by management in the context of potential transactions. The members of the Merger and Acquisition Committee are John F. French, Shivan Govindan, Ashton J. Ryan, Jr., and Joseph F. Toomy. The committee held one meeting in 2013.

Information Regarding Executive Officers

A brief description of the background of each of our executive officers is set forth below. No executive officer has a family relationship with any other executive officer or director.

Ashton J. Ryan, Jr. For biographical information regarding Mr. Ryan, see the section titled “Item One – Election of Directors – Information Regarding Director Nominees” elsewhere in this proxy statement.

William J. Burnell. Mr. Burnell, age 64, has served First NBC Bank as Chief Credit Officer since its inception in 2006. He has also served in the same capacity with First NBC Bank Holding Company since its inception in 2007. Mr. Burnell was President and Executive Director of Business Resource Capital Specialty Business from 2000 to 2006 and was a Practice Manager for Oracle Corporation from 1999 to 2000. Before that, he was Credit Review Manager at First National Bank of Commerce for 19 years, prior to its acquisition by Bank One in 1998. He is a graduate of the University of Alabama, B.S., 1971.

Marsha S. Crowle. Ms. Crowle, age 52, has served First NBC Bank as Chief Compliance Officer since its inception in 2006. She has also served in the same capacity with First NBC Bank Holding Company since its inception in 2007. Prior to her employment with First NBC Bank, Ms. Crowle was a Senior Vice President and Chief Compliance Officer for First Bank & Trust (New Orleans) from 1996 to 2006 and served as Compliance Officer while employed by Delta Bank from 1981 to 1996.

George L. Jourdan. Mr. Jourdan, age 69, has served First NBC Bank as Executive Vice President and Chief Operations Officer since its inception in 2006. He has also served in the same capacity for First NBC Bank Holding Company since its inception in 2007. Prior to his employment with First NBC Bank, he served as Project Manager at Science Applications International from 2001 to 2005 and Senior Vice President of Information Technology for First Commerce Corporation for over 30 years. Mr. Jourdan is a graduate of Louisiana State University, Baton Rouge, B.S., 1967.

William M. Roohi. Mr. Roohi, age 48, has served First NBC Bank as Senior Vice President and Director of Human Resources, and as Manager of Trust Operations and Administration, since its inception in 2006. He has also served as Senior Vice President and Director of Human Resources at First NBC Bank Holding Company since its inception in 2007. Before joining First NBC Bank, Mr. Roohi had 20 years of banking experience, serving in various capacities with First Bank & Trust (New Orleans), IBERIABANK Corporation, Hibernia Corporation, Bank One Corporation and First Commerce Corporation. He is a graduate of Spring Hill College, B.S. 1987, and holds a Senior Professional of Human Resources designation.

Mary Beth Verdigets. Ms. Verdigets, age 46, has served First NBC Bank and First NBC Bank Holding Company as Executive Vice President and Chief Financial Officer since 2011, after serving First NBC Bank as Chief Accounting Officer from 2006 to 2008 and Chief Asset/Liability Management Officer from 2008 to 2011. Before joining First NBC Bank, she served as Vice President and Manager of Financial Planning at First Bank and Trust from 2000 to 2006, as a financial analyst at Whitney National Bank from 1999 to 2000, and in various accounting related positions for First Commerce Corporation from 1993 to 1999. Ms. Verdigets is a graduate of Tulane University, B.S., 1989, and is a certified public accountant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock for:

•	each person known to us to be the beneficial owner of more than five percent of our common stock;

•	each of our directors, director nominees and executive officers; and

•	all directors and executive officers, as a group.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

The number of shares beneficially owned by each of the persons known to us to be the beneficial owner of more than five percent of our common stock is based on beneficial ownership information, as of December 31, 2013, contained in the report filed by each such person with the Securities and Exchange Commission. The number of shares beneficially owned by our directors, director nominees and executive officers is based on beneficial ownership information as of March 15, 2014. The table below calculates the percentage of beneficial ownership based on 18,521,831 shares of common stock outstanding as of March 15, 2014, except as follows. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within sixty days of March 15, 2014. However, we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Number of Shares	Percent of Class
Name of Beneficial Owner

Greater than 5% shareholders
Castle Creek Partners IV, L.P. (1)	1,839,099	9.93%
Wellington Management Company, LLP (2)	1,566,336	8.46%
Basswood Capital Management, L.L.C. (3)	1,137,814	6.14%

Directors and Executive Officers
William J. Burnell (4)	58,901	*
William M. Carrouche (5)	4,447	*
Marsha S. Crowle (6)	59,027	*
Leander J. Foley, III (7)	104,022	*
John F. French (8)	153,804	*
Leon L. Giorgio, Jr. (9)	63,912	*
Shivan Govindan (10)	4,000	*
L. Blake Jones (11)	122,412	*
George Jourdan (12)	42,290	*
Louis V. Lauricella (13)	204,621	1.10%
Mark G. Merlo (14)	0	*
William M. Roohi (15)	23,266	*
Ashton J. Ryan, Jr. (16)	469,136	2.53%
Dr. Charles C. Teamer (17)	47,580	*
Joseph F. Toomy (18)	93,912	*
Mary Beth Verdigets (19)	33,040	*
All directors and executive officers, as a group (16 persons)	1,484,370	7.89%

(1)

Based on the Schedule 13G filed with the Securities and Exchange Commission on February 1, 2014, Castle Creek Partners IV, LP, Castle Creek Capital IV LLC and John M. Eggemeyer III may be deemed to be the beneficial owner of the reported shares. Mr. Eggemeyer is a managing principal of Castle Creek Capital IV LLC, the sole general partner of Castle Creek Partners IV, LP. Castle Creek Capital IV, LLC and Mr. Eggemeyer each disclaim beneficial ownership of the reported shares, except to the extent of their respective pecuniary interests in Castle Creek Partners IV, LP. The business address for Castle Creek Partners IV, LP, Castle Creek Capital IV LLC and John M. Eggemeyer III is 6051 El Tordo, Rancho Santa Fe, California 92067. Does not include 364,983 shares of Series C preferred stock, which are convertible in common stock subject to certain exceptions, including that the conversion will not cause the holder to own or control in the aggregate more than 9.9% of our common stock.
(2)	Based on the Schedule 13G filed with the Securities and Exchange Commission on February 14, 2014, Wellington Management Company, LLP, in its capacity as investment advisor, reported shared voting and dispositive power over all shares beneficially owned, which are held of record by clients of Wellington Management Company, LLP. The address of Wellington Management Company, LLP is 280 Congress Street, Boston, Massachusetts 02210.
(3)	Based on the Schedule 13G filed with the Securities and Exchange Commission on February 12, 2014, Basswood Capital Management, L.L.C., Matthew Lindenbaum and Bennett Lindenbaum reported shared voting and dispositive power over all shares beneficially owned. Their address is c/o Basswood Capital Management, L.L.C., 645 Madison Avenue, 10th floor, New York, New York 10022.
(4)	Includes vested options to purchase 58,333 shares of common stock and 568 shares of common stock allocated to Mr. Burnell’s account in the ESOP.
(5)	Includes vested options to purchase 4,000 shares of common stock.
(6)	Includes vested options to purchase 58,333 shares of common stock and 594 shares of common stock allocated to Ms. Crowle’s account in the ESOP.
(7)	Includes vested warrants to purchase 23,602 shares, and vested options to purchase 2,400 shares, of common stock.
(8)	Includes 68,696 shares held of record by Penthouse Apartment Management, L.L.C. and 58,696 shares held of record by The Columbus Group, Inc., entities over which Mr. French exercises control, vested warrants to purchase 10,000 shares of common stock, and vested options to purchase 4,000 shares of common stock.
(9)	Includes 22,500 shares held of record by Select Properties, Ltd., 10,000 shares held of record by J.K. Lee, Inc. and 15,000 shares held of record by 2121 Limited Partnership, over all of which Mr. Giorgio has beneficial ownership, and vested options to purchase 4,000 shares of common stock.
(10)	Represents vested options to purchase 4,000 shares of common stock. Does not include 266,434 shares of common stock held by investment funds affiliated with Resource Financial Institutions Group, Inc. Mr. Govindan is a member of our Board and is President of Resource Financial Institutions Group, Inc., which is a wholly-owned subsidiary of Resource Financial Fund Management, Inc., which is a wholly-owned subsidiary of Resource America, Inc., a publicly-held corporation. Mr. Govindan disclaims beneficial ownership of the shares held by investment funds affiliated with Resource Financial Institutions Group, Inc.
(11)	Includes vested warrants to purchase 10,000 shares, and vested options to purchase 4,000 shares, of common stock.
(12)	Includes vested options to purchase 34,500 shares of common stock and 590 shares of common stock allocated to Mr. Jourdan’s account in the ESOP.
(13)	Includes 200,000 shares held of record by Elmwood Banking Investment, L.L.C., a wholly-owned subsidiary of Lauricella Land Company, L.L.C., an entity for which Mr. Lauricella serves as managing member, and vested options to purchase 4,000 shares of common stock.
(14)	Does not include any shares of common stock held by Castle Creek Partners IV, L.P., which are described in note 1 to this table, for which Mr. Merlo disclaims beneficial ownership.
(15)	Includes vested options to purchase 22,834 shares of common stock and 432 shares of common stock allocated to Mr. Roohi’s account in the ESOP.
(16)	Includes 650 shares of common stock allocated to Mr. Ryan’s account in the ESOP and 435,000 shares of common stock pledged as collateral to secure outstanding debt obligations.
(17)	Includes vested warrants to purchase 12,918 shares of common stock, vested options to purchase 4,000 shares of common stock, and 307 shares of common stock allocated to Dr. Teamer’s account in the ESOP.
(18)	Includes vested options to purchase 4,000 shares of common stock.
(19)	Includes vested options to purchase 32,500 shares of common stock and 440 shares of common stock allocated to Ms. Verdigets’ account in the ESOP.

COMPENSATION INFORMATION

The following section provides information regarding compensation for:

•	Ashton J. Ryan, Jr., Chairman of the Board, President and Chief Executive Officer;

•	William J. Burnell, Senior Executive Vice President and Chief Credit Officer;

•	Marsha S. Crowle, Senior Executive Vice President and Chief Compliance Officer; and

•	Mary Beth Verdigets, Executive Vice President and Chief Financial Officer.

For purposes of this proxy statement, we are treating each of these individuals as a named executive officer, although we are not required to do so with respect to Ms. Verdigets under the regulations of the Securities and Exchange Commission. We have not entered into employment agreements with any of our executive officers or employees, each of whom serves at the pleasure of our Board of Directors and is an “at will” employee.

Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers for the years ended December 31, 2013 and 2012. All cash compensation paid to each of our named executive officers was paid by First NBC Bank, where each serves in the same capacity.

Name and Principal Position	Year	Salary	Bonus	Option Awards (1)	All Other Compensation (2)	Total
Ashton J. Ryan, Jr.	2013	$450,000	$450,000	—	$331,353	$1,231,353
Chairman, President and	2012	393,333	300,000	—	228,156	921,489
Chief Executive Officer

William J. Burnell	2013	260,000	154,500	50,300	20,195	484,995
Sr. Executive Vice President	2012	225,000	125,000	38,100	16,787	404,887
and Chief Credit Officer

Marsha S. Crowle	2013	260,000	154,500	50,300	14,607	479,407
Sr. Executive Vice President	2012	225,000	125,000	38,100	11,148	399,248
and Chief Compliance Officer

Mary Beth Verdigets	2013	205,000	77,250	37,725	21,011	340,986
Executive Vice President and	2012	187,500	65,000	25,400	19,006	296,906
Chief Financial Officer

(1)	The amounts shown in this column reflect the grant date fair value of these awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. See note 24 to the consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2013 for additional information regarding the assumptions made in the valuation. The actual number of awards granted is shown in the section titled “Outstanding Equity Awards at Fiscal Year-End” below.
(2)	For 2013, includes compensation as described under “– All Other Compensation” below.

All Other Compensation

The following table provides information regarding each component included in the All Other Compensation column for 2013 in the Summary Compensation Table above.

Description	Ashton J. Ryan, Jr.	William J. Burnell	Marsha S. Crowle	Mary Beth Verdigets
Medical insurance premiums	$8,796	$5,478	$—	$8,796
Dental insurance premiums	226	110	—	—
Life insurance premiums	375	347	347	287
Long-term disability insurance premiums	600	554	554	458
Employer 401(k) contributions	10,200	10,200	10,200	8,100
Employer ESOP contributions	3,506	3,506	3,506	3,370
Forgivable loan compensation recognized	300,000	—	—	—
Nonqualified deferred compensation	7,650	—	—	—

Stock Incentive Plan

Our Board of Directors adopted the First NBC Bank Holding Company Stock Incentive Plan, as amended, or 2006 Plan, to provide additional incentives to officers, directors and employees for their contributions to our business. The 2006 Plan permits awards in the form of stock options, restricted stock and stock awards. Options granted under the 2006 Plan are required to have an exercise price of not less than the fair market value of our common stock on the grant date. The maximum number of shares of our common stock that may be issued as a result of awards under the 2006 Plan is 1,318,000 shares. As of March 15, 2014, 324,758 shares of our common stock were available for further issuance under the 2006 Plan. All stock options and restricted stock awards under the 2006 Plan are made by means of an award agreement, which contains the specific terms and conditions of the grant, which may include terms relative to vesting, rights upon death, disability or other termination of service, rights upon change in control, acceleration of benefits, transferability and amendments, among other things.

Most stock options granted under the 2006 Plan, other than the stock option grants to our directors, vest ratably in annual installments over a period of three years from the date of grant date, beginning on the first anniversary of the grant date. Stock options granted under the 2006 Plan to directors vest ratably in annual installments over a period of five years from the date of grant date, beginning on the first anniversary of the grant date. The term of an option cannot exceed 10 years from the date of grant. Options that have not vested upon the termination of the option holder’s employment with First NBC Bank expire immediately, while vested options must be exercised within 15 days after the date of termination of employment. If we experience a change in control (as defined under the 2006 Plan), unless otherwise provided in an award agreement, all outstanding stock options become immediately exercisable and all restrictions on restricted stock lapse.

Outstanding Equity Awards at Fiscal Year-End

The following table provides additional information as of December 31, 2013 regarding outstanding stock option awards issued to each of our named executive officers. There were no outstanding equity awards other than stock options held by any of our named executed officers as of December 31, 2013. Each of the stock option awards shown below was issued under the 2006 Plan and vests ratably in annual installments over a period of three years from the grant date, beginning on the first anniversary of the grant date.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date
William J. Burnell	20,000	—		$10.00	5/19/2016
	20,000	10,000	(1)	12.23	2/24/2021
	2,500	5,000	(2)	14.20	2/16/2022
	0	10,000	(3)	15.88	2/21/2023
Marsha S. Crowle	20,000	—		10.00	5/19/2016
	20,000	10,000	(1)	12.23	2/24/2021
	2,500	5,000	(2)	14.20	2/16/2022
	0	10,000	(3)	15.88	2/21/2013
Mary Beth Verdigets	10,000	—		10.00	5/19/2016
	6,667	3,333	(1)	12.23	2/24/2021
	6,667	3,333	(4)	12.70	6/22/2021
	1,667	3,333	(2)	14.20	2/16/2022
	0	7,500	(3)	15.88	2/21/2023

(1)	These option awards vested on February 24, 2014.
(2)	One-half of the unexercisable option awards vested on February 16, 2014, and the remaining one-half of the option awards will vest on February 16, 2015.
(3)	One-third of the unexercisable option awards vested on February 21, 2014, one-third of the option awards will vest on February 21, 2015, and one-third of the option awards will vest on February 21, 2016.
(4)	These option awards will vest on June 22, 2014.

401(k) Retirement Plan

We maintain a defined contribution 401(k) retirement savings plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Code so that contributions to our 401(k) plan and income earned on those contributions are not taxable to participants until withdrawn or distributed from the 401(k) plan. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions and our safe harbor plan contributions. Employee contributions are held and invested by the plan’s trustee. Our 401(k) plan also permits us to make discretionary contributions and matching contributions, subject to established limits and a vesting schedule.

Deferred Compensation Plan

On June 30, 2012, we established a non-qualified deferred compensation plan to provide certain additional retirement benefits to our officers and key employees and those of our affiliates, including First NBC Bank. Under the plan, a participant is permitted to defer compensation, subject to certain limitations, generally until a fixed future date of his or her retirement. In our sole discretion, we may make matching contributions to participants’ accounts. Participants are fully vested in their contributions at the time of deferral, and those contributions may not be forfeited. Contributions made to participant accounts under the plan are 100% vested.

Employee Stock Ownership Plan

We have established an employee stock ownership plan, or ESOP, for the benefit of eligible employees. The Compensation Committee administers the ESOP and makes recommendations to our Board of Directors with respect to the annual discretionary contribution. All participants in the ESOP vest in the annual allocations to their respective accounts at 20% per year. The ESOP is also intended to qualify as a tax-qualified plan under the Code so that contributions to the ESOP and the increase in the value of the shares held under the ESOP are not taxable to participants until withdrawn or distributed from the ESOP.

Director Compensation

We pay our directors, other than Mr. Ryan, based on the directors’ participation in Board and committee meetings held throughout the year, and First NBC Bank pays its directors in the same manner. Mr. Ryan does not receive any direct remuneration for serving as a director of First NBC Bank or us. During 2013, our directors (and those of First NBC Bank) received $1,800 per Board meeting attended and $500 per committee meeting attended. Directors who serve as committee chairs received an additional $400 per month for serving in that role. Each director may elect to receive up to half of his director’s fees in the form of common stock, rather than solely in cash. Finally, on May 24, 2012, we granted stock options to each of our directors, as well as those of First NBC Bank, other than Mr. Merlo. Each of our directors received a grant of 12,000 options, and each director of First NBC Bank received a grant of 8,000 options. These options vest ratably in annual installments over a period of five years from the grant date, beginning on the first anniversary of the grant date, and expire ten years from the grant date. The fair value of the stock options issuable to Mr. Merlo was paid to Castle Creek Advisors IV, L.L.C.

The following table sets forth compensation paid, earned or awarded during 2013 to each of our directors other than Mr. Ryan, who is not compensated for his service on the Board and whose compensation is set forth on the “Summary Compensation Table” elsewhere in this proxy statement. The table includes compensation earned by each director that is attributable to his service as a director of First NBC Bank.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	All Other Compensation	Total
William M. Carrouche	$40,600	$—	$—	$40,600
Leander J. Foley III	5,100	3,605	—	8,705
John F. French	18,700	14,419	—	33,119
Leon L. Giorgio Jr.	25,000	14,419	—	39,419
Shivan Govindan (2)	38,900	—	—	38,900
L. Blake Jones	19,400	14,419	—	33,819
Louis V. Lauricella	4,500	3,605	—	8,105
Mark G. Merlo (3)	7,400	—	—	7,400
Charles C. Teamer (4)	22,805	14,419	79,414	116,638
Joseph F. Toomy	26,500	14,419	—	40,919

(1)	The amounts reported in this column reflect the director’s fees that each director elected to receive in the form of common stock, rather than cash, as described above, based on the grant date fair value of the awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.
(2)	All fees were paid in the name of Resource Financial Institutions Group, Inc.
(3)	All fees were paid in the name of Castle Creek Advisors IV, LLC.
(4)	Amounts in the “All Other Compensation” column represent compensation paid to Dr. Teamer in his capacity as an employee of First NBC Bank.

Directors have been and will continue to be reimbursed for travel, food , lodging and other expenses directly related to their activities as directors. Directors are also entitled to the protection provided by the indemnification provisions in our articles of incorporation and bylaws, as well as the articles of incorporation and bylaws of First NBC Bank.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described in “Executive Compensation” above, the following is a description of each transaction or arrangement since January 1, 2013, and each proposed transaction or arrangement in which:

•	we have been or are to be a participant;

•	the amount involved exceeds or will exceed $120,000; and

•	any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Certain Investor Rights

In connection with our most recent private placement offering, which commenced on June 29, 2011, we sold (i) 523,863 shares of our common stock, and 1,680,219 shares of our Series C preferred stock, to Castle Creek Capital Fund IV, L.P. and (ii) 1,287,241 shares of our common stock to entities affiliated with Blue Pines Partners, L.L.C. Castle Creek Capital Fund IV, L.P. and Blue Pines Partners, L.L.C. each beneficially owned five percent or more of our common stock for at least a portion of 2013.

In connection with the investment of Castle Creek Partners IV, L.P., we entered into an agreement with Castle Creek Partners IV, L.P., the general partner of Castle Creek Capital Fund IV, L.P., that permits it to appoint one representative to our Board of Directors, and one nonvoting observer to the Board of Directors of First NBC Bank, for so long as Castle Creek Partners IV, L.P. and its affiliates own at least 81,632 shares of our common stock. Mr. Merlo was appointed to the Board of Directors in August 2011 as the representative of Castle Creek Partners IV, L.P.

In connection with the investment, we also made certain representations and warranties and covenants regarding First NBC Bank and us and agreed to provide limited indemnification rights to Castle Creek Partners IV, L.P. in connection with the representations and warranties. In addition, we agreed to provide Castle Creek Partners IV, L.P. with certain limited management rights to enable it to qualify as a Venture Capital Operating Company as a result of its investment. We believe the terms and conditions set forth in such agreements are reasonable and customary for transactions of this type.

In connection with the investment of Blue Pines Partners, L.L.C., we entered into an agreement with Blue Pine Crescent Limited Partnership that provided it with certain additional rights, including the ability to appoint one nonvoting observer to our Board of Directors, for so long as Blue Pine Crescent Limited Partnership owns at least two percent of our outstanding stock. We also agreed not to take any action that would cause the aggregate ownership of Blue Pine Crescent Limited Partnership and its affiliates to exceed 10% of any class of voting securities. In addition, we granted certain non-dilution rights to Blue Pine Crescent Limited Partnership. We believe the terms and conditions set forth in such agreements are reasonable and customary for transactions of this type.

Commercial Lease Relationships

First NBC Bank leases a building that houses the Carondelet branch office from a partnership that is owned by directors Leander J. Foley, III and Dr. Charles C. Teamer. The lease commenced in October 2004 for a term of five years and contained multiple five-year extensions at the bank’s option. The bank exercised its first extension in October 2009. We believe that the rental payments due under the lease were based on market rates and are commensurate with rental arrangements that would be obtained in arm’s-length negotiations with an unaffiliated third party. We paid annual rent of approximately $184,120 for the year ended December 31, 2013, and if we extend the lease for an additional five-year period in accordance with its terms, we would pay approximately $184,120 in rent for the year ended December 31, 2014.

First NBC Bank leases a parcel of land that serves as the site of a bank branch from Fire Fighters’ Pension & Relief Fund for the City of New Orleans, our shareholder. Director William Carrouche served as President of the fund until September 2013. The lease commenced April 1, 2012 for a term of twenty years and allows multiple five-year extensions at the bank’s option. We believe that the rental payments due under the lease were based on market rates and are commensurate with rental arrangements that would be obtained in arm’s-length negotiations with an unaffiliated third party. We paid approximately $81,301 in rent in 2013 and expect to pay $83,498 in rent in 2014.

Ordinary Banking Relationships

Certain of our officers, directors and principal shareholders, as well as their immediate family members and affiliates, are customers of, or have or have had transactions with, First NBC Bank or us in the ordinary course of business. These transactions include deposits, loans, wealth management products and other financial services related transactions. Related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. As of the date of this prospectus, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors and principal shareholders, as well as their immediate family members and affiliates.

Policies and Procedures Regarding Related Party Transactions

Transactions by First NBC Bank or us with related parties are subject to regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by First NBC Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by First NBC Bank to its executive officers, directors, and principal shareholders). We have adopted policies to comply with these regulatory requirements and restrictions.

In addition, our Audit Committee, which is composed entirely of independent directors, is charged with reviewing all related party transactions in which we are involved as a party. In determining whether to approve a related party transaction, the Committee will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related party’s interest in the transaction, the appearance of an improper conflict of interests for any director or executive officer taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair an outside director’s independence, the acceptability of the transaction to our regulators and the potential violations of other corporate policies.

Under Section 402 of the Sarbanes-Oxley Act of 2002, public companies are generally prohibited from extending, renewing or arranging for the extension of credit in the form of a personal loan to or for any director or executive officer of that issuer. This prohibition, however, is not applicable to loans that are made by banks in compliance Section 22(h) of the Federal Reserve Act or the Federal Reserve’s Regulation O. We believe that all related transactions comply with Section 402 of the Sarbanes-Oxley Act or have been made under a valid exception from Section 402 of the Sarbanes-Oxley Act.

Certain of our officers, directors and principal shareholders and their affiliates have had transactions with us, including borrowings and investments in certificates of deposit. Our management believes that all such loans and investments have been and will continue to be made in the ordinary course of our business on substantially the same terms, including interest rates paid and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons, and do not involve more than the normal risk of collectibles or present other unfavorable features. All loans made by us to our directors, officers and principal shareholders are in compliance with the requirements of Federal Reserve Regulation O. To ensure that all loans and related party transactions are in our best interests, our Board of Directors reviews and evaluates all loans to related parties. The interested party may not participate directly or indirectly in the consideration of the transaction. Each related-party transaction must be approved by a majority of our disinterested directors.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Shareholders interested in submitting a proposal for inclusion in the proxy statement for our 2015 annual meeting may do so by following the procedures set forth in Rule 14a-8 promulgated under the Securities Exchange Act of 1934. To be eligible for inclusion, shareholder proposals must be received by us at our principal executive offices, 201 Baronne Street, New Orleans, Louisiana 70112, addressed to our Director of Investor Relations, not later than December 15, 2014. The proposal and its proponent must satisfy all applicable requirements of Rule 14a-8. However, as the rules of the Securities and Exchange Commission make clear, simply submitting a proposal does not guarantee its inclusion.

In addition, under our bylaws, a shareholder who wishes to nominate an individual for election to our Board of Directors directly or to propose any business to be considered at an annual meeting (other than matters brought under Rule 14a-8) must deliver advance written notice of that nomination or business to us following certain procedures contained in our bylaws. To be timely, the notice must be received by our Corporate Secretary at our principal executive offices not less than 90 nor more than 120 days before the first anniversary of the date of the 2014 annual meeting, unless our 2015 annual meeting is held on a date that is not within 30 days before or after the first anniversary of the date of the 2014 annual meeting. In that case, to be timely, notice must be delivered not later than the close of business on the tenth day following the date on which notice of the date of the 2015 annual meeting was mailed or public disclosure of the date of the 2015 annual meeting was made, whichever occurs first.

To be in proper form, a shareholder’s notice must include all of the information about the proposal or nominee required by our bylaws. You can obtain a copy of our bylaws upon written request to our Corporate Secretary at our principal executive offices. The chairman of the annual meeting may refuse to acknowledge any director nomination or the proposal of any business not made in compliance with the procedures contained in our bylaws.

COST OF ANNUAL MEETING AND PROXY SOLICITATION

We will bear all costs associated with the 2014 annual meeting, including the cost of soliciting proxies. In addition to soliciting proxies by mail, we may solicit proxies by personal interview, telephone, email or other electronic means. No director, officer or employee will be paid any additional compensation for any solicitation activities, although we will reimburse to them any out-of-pocket expenses. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of these proxy materials to the beneficial holders and to request instructions for the execution of proxies, and may reimburse these persons for their related expenses. We have retained Eagle Rock Proxy Advisors, LLC, a proxy solicitor, to assist in the solicitation of proxies for the 2014 annual meeting at an approximate cost of $5,000 plus reimbursement of reasonable out-of-pocket expenses. Proxies are solicited to provide all record holders of our common stock with an opportunity to vote on the matters to be presented at the annual meeting, even if they cannot attend the meeting in person.

HOUSEHOLDING

In an effort to further reduce printing costs and postage fees, we have adopted a practice approved by federal securities regulations called “house holding.” Under this practice, shareholders who have the same address and last name will receive only one copy of our proxy materials and annual report, unless one or more of these shareholders notifies us that he or she wishes to continue receiving individual copies. Shareholders who participate in house holding will continue to receive separate proxy cards. If you share an address with another shareholder and received only one set of materials, and would like to request a separate paper copy of these materials, please contact William Roohi, by mail at the address on the first page of this proxy statement, by telephone at 504-671-3870, or by email at broohi@firstnbcbank.com, and we will promptly deliver a separate copy.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 and the related regulations require our officers and directors, and anyone owning more than ten percent of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission, and to furnish us with copies of the forms. We assist our directors and executive officers in complying with these requirements. Based on our review of the forms we received, or written representations from reporting persons, we believe that all applicable reporting persons satisfied these filing requirements during 2013.

APPENDIX A

First NBC Bank Holding Company

2014 Omnibus Incentive Plan

First NBC Bank Holding Company 2014 Omnibus Incentive Plan

Article 1. Establishment, Purpose, and Duration

1.1 Establishment. First NBC Bank Holding Company, a Louisiana corporation (the “Company”), establishes this incentive compensation plan to be known as First NBC Bank Holding Company 2014 Omnibus Incentive Plan (the “Plan”). This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards. This Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2 Objectives. The objectives of this Plan are to optimize the profitability and growth of the Company through incentives consistent with the Company’s goals and that link and align the personal interests of Participants with an incentive for excellence in individual performance, and to promote teamwork.

This Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.

1.3 Duration. This Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to amend or terminate this Plan at any time pursuant to Article 18, until all Shares subject to the Plan shall have been purchased or acquired according to this Plan’s provisions. However, in no event may an Award be granted under this Plan on or after ten (10) years from the Effective Date.

Article 2. Definitions

Whenever used in this Plan, the following terms shall have the following meanings:

2.1 “Affiliate” means any entity (i) which, directly or indirectly, is controlled by, controls or is under common control with, the Company, or (ii) in which the Company has a significant entity interest, in either case as determined by the Committee, and which is designated by the Committee as such for purposes of the Plan.

2.2 “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4 “Award Agreement” means either: (a) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet, or other non-paper Award Agreements, and the use of electronic, Internet, or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.5 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6 “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 10.

2.7 “Cause” means, with respect to any Participant, unless otherwise specified in an Award Agreement or in an applicable employment or similar agreement between the Company or an Affiliate, on the other hand, and a Participant, on the other hand:

(a) any act that would constitute a material violation of the Company’s material written policies;

(b) willfully engaging in conduct materially and demonstrably injurious to the Company, provided, however, that no act or failure to act, on the Participant’s part, shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that such action or omission was in the best interest of the Company;

(c) being indicted for, or if charged with but not indicted for, being charged with (i) a crime of embezzlement or a crime involving moral turpitude, or (ii) a crime with respect to the Company involving a breach of trust or dishonesty, or (iii) in either case, a plea of guilty or no contest to such a crime;

(d) abuse of alcohol in the workplace, use of any illegal drug in the workplace or a presence under the influence of alcohol or illegal drugs in the workplace;

(e) failure to comply in any material respect with the Foreign Corrupt Practices Act, the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, and the Truth in Negotiations Act, or any rules and regulations issued thereunder; and

(f) failure to follow the lawful directives of the Company’s Chief Executive Officer, the President or the Board of Directors.

The determination of Cause, and whether Cause exists, shall be made by the Committee in its sole and absolute discretion.

2.8 “Change of Control” means the consummation of any of the following events:

(a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any affiliate, and other than any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities;

(b) the sale or disposition by the Company of all or substantially all of the Company’s assets other than (1) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or (2) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the Company’s shareholders;

(c) A change in the composition of the Board occurring within a one-year period as a result of which fewer than a majority of the Directors are Incumbent Directors. “Incumbent Directors” are Directors who either (1) are Directors as of the effective date of the Plan, or (2) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors); or

(d) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

2.9 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.10 “Committee” means a committee of Directors or other individuals that are appointed by the Board and, unless otherwise designated by the Board, means the Compensation and Human Resources Committee of the Board.

2.11 “Company” means First NBC Bank Holding Company, a Louisiana corporation, and any successor thereto as provided in Article 20 herein.

2.12 “Director” means a member of the Board.

2.13 “Disability” has the meaning set forth in the Award Agreement or in an applicable employment or similar agreement between the Company or an Affiliate, on the other hand, and a Participant, on the other hand. If no such agreement exists, or if such an agreement exists but disability is not defined therein, then “disability” means a total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the term “disability” shall mean that the Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company; or (iii) is determined by the Social Security Administration to be disabled. Notwithstanding the foregoing, the Participant shall not be considered to have incurred a “disability” unless he or she furnishes proof of such impairment sufficient to satisfy the Committee in its sole discretion.

2.14 “Dividend Equivalent” means a credit, made at the sole discretion of the Committee, to the account of a Participant in an amount equal to the value of dividends paid on one Share for each Share represented by an Award held by such Participant. Under no circumstances shall the payment of a Dividend Equivalent be made contingent on the exercise of an Option or Stock Appreciation Right.

2.15 “Effective Date” has the meaning set forth in Section 1.1.

2.16 “Employee” means any individual performing services for the Company, an Affiliate, or a Subsidiary and designated as an employee of the Company, an Affiliate, or a Subsidiary on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, Affiliate, or Subsidiary during such period. An individual shall not cease to be an Employee in the case of: (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, any Affiliates, or any Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave, any Incentive Stock Option held by a Participant shall cease to be treated as an Incentive

Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. Neither service as a Director nor payment of a Director’s fee by the Company shall be sufficient to constitute “employment” by the Company. For purposes of Awards other than Incentive Stock options, a leave of absence may continue so long as the Employee is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six (6) months, or if longer, so long as the Participant retains a right to reemployment with the Company, a Subsidiary, or an Affiliate under an applicable statute or by contract.

2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.18 “Fair Market Value” means, as of any date, the value of Shares determined as follows:

(a) If the Shares are listed on any established stock exchange or a national market system, including without limitation the NASDAQ Global Select Market, the NASDAQ Global Market (formerly the NASDAQ National Market) or the NASDAQ Capital Market (formerly the NASDAQ SmallCap Market) of the NASDAQ Stock Market, the Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Shares for the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c) In the absence of an established market for the Shares, the Fair Market Value shall be determined in good faith by the Committee.

Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Committee deems appropriate, the Fair Market Value shall be determined by the Committee in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

2.19 “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

2.20 “Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.21 “Incentive Stock Option” or “ISO” means an Option to purchase Shares that is granted under Article 6 to an Employee, that is designated as an Incentive Stock Option, and that is intended to meet the requirements of Code Section 422 or any successor provision thereto.

2.22 “Nonemployee Director” means a Director who is not an Employee.

2.23 “Nonemployee Director Award” means any Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director.

2.24 “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.25 “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.26 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.27 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.28 “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.29 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.30 “Performance Measures” mean measures as described in Article 12 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.31 “Performance Period” means the period of time, as determined by the Compensation Committee, during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award; provided, however, that in no event shall such a period be less than 12 consecutive months.

2.32 “Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which applicable Performance Measures have been achieved during a Performance Period.

2.33 “Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which applicable Performance Measures have been achieved during a Performance Period.

2.34 “Plan” means this First NBC Bank Holding Company 2014 Omnibus Incentive Plan.

2.35 “Prior Plan” means that certain First NBC Bank Holding Company Stock Incentive Plan, as amended, adopted in 2006.

2.36 “Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

2.37 “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the Grant Date.

2.38 “Share” means a share of common stock of the Company, no par value per share.

2.39 “Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

2.40 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, an interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

Article 3. Administration

3.1 General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2 Authority of the Committee. Subject to any express limitations set forth in the Plan, the Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of the Plan including, but not limited to, the following:

(a) To determine from time to time which of the persons eligible under the Plan shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Awards shall be granted, the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award, and the number of Shares subject to an Award;

(b) To construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission, or inconsistency in the Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(c) To approve forms of Award Agreements for use under the Plan;

(d) To determine Fair Market Value of a Share in accordance with Section 2.18 of the Plan;

(e) To amend the terms of any outstanding Award, including the discretionary authority to extend the post-termination exercise period of Awards and accelerate the satisfaction of any vesting criteria or waiver of forfeiture or repurchase restrictions, provided that any amendment that would adversely affect the Participant’s rights under an outstanding Award shall not be made without the Participant’s written consent. Notwithstanding the foregoing, an amendment shall not be treated as adversely affecting the rights of the Participant if the amendment causes an Incentive Stock Option to become a Nonqualified Stock Option or if the amendment is made to the minimum extent necessary to avoid the adverse tax consequences of Section 409A of the Code;

(f) Allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined, and all elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Committee may deem necessary or advisable;

(g) To adopt subplans and/or special provisions applicable to stock awards regulated by the laws of a jurisdiction other than and outside of the United States. Such subplans and/or special provisions may take precedence over other provisions of the Plan, but unless otherwise superseded by the terms of such subplans and/or special provisions, the provisions of the Plan shall govern;

(h) To authorize any person to execute on behalf of the Company any instrument required to effect the grant of a stock award previously granted by the Board;

(i) To determine whether Awards will be settled in Shares of common stock, cash, or in any combination thereof;

(j) Subject to Article 13, to determine whether Awards will be adjusted for dividend equivalents, with “Dividend Equivalents” meaning a credit, made at the discretion of the Committee, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant;

(k) To impose such restrictions, conditions, or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares, including, without limitation: (i) restrictions under an insider trading policy and (ii) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

Notwithstanding the powers and authorities of the Committee set forth in this Article 3, and subject to Section 4.4, the Committee shall not permit the repricing of Options or SARs by any method, such that the terms of an outstanding Award may not be amended to reduce the Option Price of an outstanding Option or the Grant Price of an outstanding SAR and provided further no outstanding Option or SAR may be cancelled in exchange for cash, other Awards, or an Option or SAR with an Option Price or Grant Price, as applicable, that is less than the Option Price of the cancelled Option or the Grant Price of the cancelled SAR without prior shareholder approval.

3.3 Delegation. Except to the extent prohibited by applicable law, the Committee may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time with or without notice.

3.4 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of this Plan and all related orders and resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

Article 4. Shares Subject to This Plan and Maximum Awards

4.1 Number of Shares Available for Grants. Subject to adjustment under Section 4.4, Awards (including ISOs) may be made under the Plan for up to the number of Shares that is equal to the sum of 800,000 Shares plus (a) any Shares not issued or subject to outstanding awards under the Company’s Prior Plan as of the Effective Date and (b) any Shares subject to outstanding awards under the Prior Plan as of the Effective Date that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable Shares).

4.2 Share Usage. Any Shares covered by an Award shall be counted as used only to the extent they are issued. Any Shares related to Awards under this Plan or under the Prior Plan that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of the Shares, or are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. Moreover, if the Option Price of any Option granted under this Plan or the tax withholding requirements with respect to any Award granted under this Plan are satisfied by Shares withheld by the Company or by tendering Shares to the Company (by either actual delivery or by attestation), the withheld or tendered Shares shall again be available for grant under this Plan. Furthermore, if an SAR is exercised and settled in Shares, the difference between the total Shares exercised and the net Shares delivered shall again be available for grant under this Plan, with the result being that only the number of Shares issued upon exercise of an SAR is counted against the Shares available for issuance under the Plan. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.

4.3 Annual Award Limits. Subject to Section 4.4 and except as limited by Section 13.3, (a) the maximum number of Shares that may be subject to Options or SARs granted to any Participant in any calendar year shall equal 400,000 Shares and contain an exercise price equal to the Fair Market Value of the Shares as of the Date of Grant, (b) the maximum number of Shares that may be subject to Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards granted to any Participant in any calendar year shall equal 200,000 Shares, and (c) the maximum dollar amount that may be subject to Cash-Based Awards granted to any Participant in any calendar year shall equal $1,500,000.

4.4 Adjustments in Authorized Shares. In the event of any change in the outstanding Shares by reason of any stock split, stock dividend or other non-recurring dividends or distributions, recapitalization, merger, consolidation, spin-off, combination, repurchase or exchange of stock, reorganization, liquidation, dissolution or other similar corporate transaction that affects the Shares, an adjustment shall be made, as the Committee deems necessary or appropriate, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Such adjustment may include an adjustment to the number and class of Shares which may be delivered under the Plan, the number, class and price of Shares subject to outstanding Awards, the number and class of Shares issuable pursuant to Options, and the numerical limits in Sections 4.1 and 4.3. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

Article 5. Eligibility and Participation

5.1 Eligibility. Persons eligible to participate in this Plan include all officers, key Employees or non-Employee directors of the Company or any of its Affiliates, as determined by the Committee.

5.2 Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.

Article 6. Stock Options

6.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of a Share as of the Option’s Grant Date.

6.4 Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or

Subsidiary, the term of the Incentive Stock Option shall be five years from the Grant Date or such shorter term as may be provided in the Award Agreement.

6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any exercised Option shall be payable to the Company in accordance with one of the following methods:

(a) In cash or its equivalent;

(b) By tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that such Shares are not the subject of any pledge or other security interest and have been owned by the Participant for at least six months);

(c) By a cashless (broker-assisted) exercise;

(d) By any combination of (a), (b), and (c); or

(e) Any other method approved or accepted by the Committee in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s). Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or Shares, as applicable.

6.7 Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.8 Special Rules Regarding ISOs. Notwithstanding any provision of the Plan to the contrary, an ISO granted to a Participant shall be subject to the following rules:

(a) Special ISO Definitions.

(i) “Parent Corporation” shall mean as of any applicable date a corporation in respect of the Company that is a parent corporation within the meaning of Code Section 424(e).

(ii) “ISO Subsidiary” shall mean as of any applicable date any corporation in respect of the Company that is a subsidiary corporation within the meaning of Code Section 424(f).

(iii) A “10% Owner” is an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Parent Corporation or any ISO Subsidiary.

(b) Eligible Employees. ISOs may be granted solely to eligible Employees of the Company, Parent Corporation, or ISO Subsidiary (as permitted under Code Sections 422 and 424).

(c) Specified as an ISO. The Award Agreement evidencing the grant of an ISO shall specify that such grant is intended to be an ISO.

(d) Option Price. The Option Price of an ISO granted under the Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must at least equal one hundred percent (100%) of the Fair Market Value of a Share as of the ISO’s Grant Date (in the case of 10% Owners, the Option Price may not be not less than 110% of such Fair Market Value).

(e) Right to Exercise. Any ISO granted to a Participant under the Plan shall be exercisable during his or her lifetime solely by such Participant.

(f) Termination of Employment. In the event a Participant terminates employment due to death or disability, as defined under Code Section 22(e)(3), the Participant (or his beneficiary, in the case of death) shall have the right to exercise the Participant’s ISO Award during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of his death or disability, as applicable; provided, however that such period may not exceed one (1) year from the date of such termination of employment or, if shorter, the remaining term of the ISO. In the event a Participant terminates employment for reasons other than death or disability, as defined under Code Section 22(e)(3), the Participant shall have the right to exercise the Participant’s ISO Award during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of such termination of employment; and provided further, that such period may not exceed three (3) months from the date of such termination of employment or, if shorter, the remaining term of the ISO.

(g) Dollar Limitation. To the extent that the aggregate Fair Market Value of: (i) the Shares with respect to which Options designated as Incentive Stock Options plus (ii) the Shares of common stock of the Company, Parent Corporation, and any Subsidiary with respect to which other Incentive Stock Options are exercisable for the first time by a holder of an ISO during any calendar year under all plans of the Company and any Affiliate and Subsidiary exceeds one hundred thousand dollars ($100,000), such Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option or other Incentive Stock Option is granted.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

7.2 Grant Price. The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price must be at least equal to one hundred percent (100%) of the FMV of a Share as of the Grant Date.

7.3 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, the number of Shares subject to the SAR, and such other provisions as the Committee shall determine.

7.4 Term of SAR. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee may provide for a longer term to accommodate regulations in non-U.S. jurisdictions that require a minimum exercise or vesting period following a participant’s death to achieve favorable tax results or comply with local law.

7.5 Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.6 Settlement of SARs. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b) The number of Shares with respect to which the SAR is exercised.

7.7 Form of Payment. Payment, if any, with respect to an SAR settled in accordance with Section 7.6 of the Plan shall be made in accordance with the terms of the applicable Award Agreement, in cash, Shares, or a combination thereof, as the Committee determines.

Article 8. Restricted Stock and Restricted Stock Units

8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the Grant Date.

8.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock, or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse. Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine.

8.4 Certificate Legend. The certificates for any Shares of Restricted Stock granted pursuant to this Plan may bear any legend that the Committee deems appropriate to reflect any restrictions on transfer.

8.5 Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder shall be granted the right to exercise full voting rights with respect to those Shares during the vesting period. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

Article 9. Performance Units/Performance Shares

9.1 Grant of Performance Units/Performance Shares. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2 Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

9.3 Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4 Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares within ninety (90) days after the close of the applicable Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award. In absence of other payment arrangements in the Award Agreement in accordance with Code Section 409A, payments related to Performance Units/Performance Shares shall be made in a lump sum within ninety (90) calendar days of the end of the Performance Period; provided, however, that if such ninety (90) day period begins in one calendar year and ends in another calendar year, the Participant shall have no right to designate the calendar year of payment. Notwithstanding any other provision to the contrary in Article 9, Performance Units/Performance Shares payable upon a termination of employment of a Specified Employee during the six (6) month period following such termination of employment, to the extent that they constitute nonqualified deferred compensation subject to Code Section 409A, shall not be paid or issued until within the thirty (30) day period commencing with the first day of the seventh month following the month of the Specified Employee’s termination of employment (provided that if such thirty(30) day period begins in one calendar year and ends in another calendar year, the Participant shall have no right to designate the calendar year of payment).

9.5 Compliance with Section 162(m). The Plan is intended to comply with Section 162(m) of the Code

Article 10. Cash-Based Awards and Other Stock-Based Awards

10.1 Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

10.2 Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.4 Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines in accordance with Code Section 409A to the extent applicable.

Article 11. Transferability of Awards and Shares

11.1 Transferability of Awards. Except as provided in Section 11.2, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relation order entered into by a court of competent jurisdiction; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation of this Section 11.1 shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.

11.2 Committee Action. Except as provided in Section 6.8(k), the Committee may, in its discretion, determine that notwithstanding Section 11.1, any or all Awards shall be transferable to and exercisable by such transferees, and be subject to such terms and conditions as the Committee may deem appropriate; provided, however, no Award may be transferred for value without shareholder approval.

11.3 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded, or under any blue sky or state securities laws applicable to such Shares.

Article 12. Performance Measures

12.1 Performance Measures. The performance goals upon which the payment or vesting of an Award that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measure.

(a) Share price, including (i) market price per share; and (ii) share price appreciation;

(b) Earnings, including (i) earnings per share; (ii) gross or pre-tax profits; (iii) post-tax profits; (iv) operating profit; (v) operating earnings; (vi) growth in earnings or growth in earnings per share; and (vii) total earnings;

(c) Return on equity, including (i) return on equity; (ii) return on invested capital; (iii) return or net return on assets or net assets; (iv) return on investment; (v) return on capital; (vi) financial return ratios; (vii) value of assets; and (viii) change in assets;

(d) Cash flow(s), including (i) operating cash flow; (ii) net cash flow; (iii) free cash flow; and (iv) cash flow on investment;

(e) Revenue, including (i) gross or net revenue; and (ii) changes in annual revenues;

(f) Margins, including (i) adjusted pre-tax margin; and (ii) operating margins;

(g) Income, including (i) net income; and (ii) consolidated net income;

(h) Costs and expenses, including (i) operating or administrative expenses; (ii) expense or cost levels; (iii) reduction of losses, loss ratios or expense ratios; (iv) reduction in fixed costs; (v) expense reduction levels; (vi) operating cost management; and (vii) cost of capital;

(i) Financial ratings, including (i) credit rating; (ii) capital expenditures; (iii) debt; (iv) debt reduction; (v) working capital; (vi) average invested capital; and (vii) attainment of balance sheet or income statement;

(j) Market share, including (i) market share; (ii) volume; (iii) market share or market penetration with respect to specific geographic areas;

(k) Shareholder return, including (i) total shareholder return; (ii) shareholder return based on growth measures or the attainment of a specified share price for a specified period of time; and (iii) dividends

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate, or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (k) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 12; provided, however, that any restrictions on acceleration of payment under Code Section 409A shall be observed.

12.2 Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

12.3 Committee Discretion. In the event that applicable tax or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.

Article 13. Nonemployee Director Awards

13.1 Awards to Nonemployee Directors. The Board or Committee shall determine and approve all Awards to Nonemployee Directors. The terms and conditions of any grant of any Award to a Nonemployee Director shall be set forth in an Award Agreement.

13.2 Awards in Lieu of Fees; Deferral of Award Payment. In accordance with Code Section 409A, the Board or Committee may permit a Nonemployee Director the opportunity to: (a) receive an Award in lieu of payment of all or a portion of future director fees (including but not limited to cash retainer fees and meeting fees) or other types Awards pursuant to such terms and conditions as the Board or Committee may prescribe and set forth in an applicable subplan or Award Agreement or (b) defer the grant or payment of an Award pursuant to such terms and conditions as the Board or Committee may prescribe and set forth in any applicable subplan or Award Agreement.

13.3 Annual Award Limits. Subject to Section 4.4, (a) the maximum number of Shares that may be subject to Options or SARs granted to any Nonemployee Director in any calendar year shall equal 40,000 Shares and contain an exercise price equal to the Fair Market Value of the Shares as of the Date of Grant, (b) the maximum number of Shares that may be subject to Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards granted to any Nonemployee Director in any calendar year shall equal 20,000 Shares and (c) the maximum dollar amount that may be subject to Cash-Based Awards granted to any Nonemployee Director in any calendar year shall equal $150,000.

Article 14. Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator, or legal representative.

Article 15. Rights of Participants

15.1 Employment. Nothing in this Plan or an Award Agreement shall: (a) interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, or (b) confer upon any Participant any right to continue his employment or service as a Director for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate or Subsidiary and, accordingly, subject to Article 3 and Article 17, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

15.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

15.3 Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 16. Change of Control

16.1 Change of Control of the Company. Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 16 shall apply in the event of a Change of Control, unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Agreement. All outstanding Awards may be assumed by an acquiring entity in connection with a Change of Control, and, to the extent not assumed, then the vesting of such outstanding Awards shall fully accelerate immediately prior to consummation of a Change of Control. To the extent not assumed, all outstanding Awards shall terminate upon consummation of a Change of Control.

16.2 Assumed Awards and Later Termination of Employment. Upon a termination of employment of a Participant occurring in connection with or during the period of two (2) years after such Change of Control, other than for Cause: (a) all assumed Awards held by the Participant shall become fully vested and (if applicable) exercisable and free of restrictions, and (b) all Options and Stock Appreciation Rights held by the Participant immediately before the termination of employment or termination of directorship that the Participant held as of the date of the Change of Control or that constitute Replacement Awards shall remain exercisable for not less than one (1) year following such termination or until the expiration of the stated term of such Option or SAR, whichever period is shorter; provided that if the applicable Award Agreement provides for a longer period of exercisability, that provision shall control.

Article 17. Amendment and Termination of the Plan

17.1 Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

17.2 Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary to comply with applicable laws.

17.3 Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan shall materially or adversely impair the rights of any Participant, unless otherwise mutually agreed upon by the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it under this Plan with respect to Awards granted under the Plan prior to the date of termination.

17.4 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 17.4 to any Award granted under the Plan without further consideration or action.

Article 18. Reporting and Withholding

18.1 Reporting and Tax Withholding. The Company shall have the power and the right to report income and to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

18.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares or Performance Units, or any other taxable event arising as a result of an Award granted hereunder (collectively and individually referred to as a “Share Payment”), Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold from a Share Payment the number of Shares having a Fair Market Value on the date the withholding is to be determined equal to the minimum statutory withholding requirement but in no event shall such withholding exceed the minimum statutory withholding requirement. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 19. Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 20. General Provisions

20.1 Forfeiture Events

(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for Cause, termination of the Participant’s provision of services to the Company, Affiliate, or Subsidiary, violation of material Company, Affiliate, or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, any Affiliate, or Subsidiary.

(b) All compensation and Awards payable or paid under the Plan and any sub-plans shall be subject to the Company’s ability to recover incentive-based compensation from executive officers pursuant to any recoupment policy adopted by the Company, as is required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations or rules promulgated thereunder, or any other “clawback” provision required by applicable law or the listing standards of any applicable stock exchange or national market system.

20.2 Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

20.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

20.4 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.5 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

20.6 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

20.7 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20.8 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

20.9 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

20.10 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, its Subsidiaries, or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Affiliate or Subsidiary under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary or Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, or the Subsidiary or Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

20.11 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

20.12 Section 409A. It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The following rules shall apply to Awards intended to be subject to Section 409A of the Code (“409A Awards”):

(a) Any distribution of a 409A Award following a separation from service that would be subject to Section 409A(a)(2)(A)(i) of the Code as a distribution following a separation from service of a “specified employee” (as defined under Section 409A(a)(2)(B)(i) of the Code) shall occur no earlier than the expiration of the six-month period following such separation from service.

(b) In the case of a 409A Award providing for distribution or settlement upon vesting or lapse of a risk of forfeiture, if the time of such distribution or settlement is not otherwise specified in the Plan or Award Agreement or other governing document, the distribution or settlement shall be made no later than March 15 of the calendar year following the calendar year in which such 409A Award vested or the risk of forfeiture lapsed.

(c) In the case of any distribution of any other 409A Award, if the timing of such distribution is not otherwise specified in the Plan or Award Agreement or other governing document, the distribution shall be made not later than the end of the calendar year during which the settlement of the 409A Award is specified to occur.

20.13 Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

20.14 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

20.15 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the state of Louisiana, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Louisiana to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

20.16 Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may: (a) deliver by email or other electronic means (including posting on a Web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by the SEC) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements), and (b) permit Participants to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed to the Committee.

20.17 No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of the Plan to the contrary, the Company, its Affiliates and Subsidiaries, the Board, and the Committee neither represent nor warrant the tax treatment under any federal, state, local, or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under the Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.

20.18 Indemnification. Subject to requirements of Louisiana law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

z	REVOCABLE PROXY FIRST NBC BANK HOLDING COMPANY	{

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 2014

The notice of annual meeting of shareholders, proxy statement, Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and 2013 Annual Report, are available free of charge on the following website: http://www.cfpproxy.com/7767

YOUR VOTE IS IMPORTANT!

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.	By Telephone (using a Touch-Tone Phone); or
2.	By Internet; or
3.	By Mail.

To Vote by Telephone:

Call 1-855-690-7317 Toll-Free on a Touch-Tone

Phone anytime prior to 3 a.m., May 22, 2014.

To Vote by Internet:

Go to https://www.rtcoproxy.com/nbcb prior to 3 a.m., May 22, 2014.

Please note that the last vote received from a

shareholder, whether by telephone, by Internet or by mail,

will be the vote counted.

Mark here if you no longer wish to receive paper annual meeting materials and instead view them online.	☐
Mark here if you plan to attend the meeting.	☐
Mark here for address change.	☐

Comments:

FOLD HERE IF YOU ARE VOTING BY MAIL

PLEASE DO NOT DETACH

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

	For	With- hold	For All Except
1. Election of directors	☐	☐	☐

  Nominees:

  (01) William M. Carrouche

  (02) Leander J. Foley, III

  (03) John F. French

  (04) Leon L. Giorgio, Jr.

  (05) Shivan Govindan

  (06) L. Blake Jones

  (07) Louis V. Lauricella

  (08) Mark G. Merlo

  (09) Ashton J. Ryan, Jr.

  (10) Dr. Charles C. Teamer

  (11) Joseph F. Toomy

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

	For	Against	Abstain
2. Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014	☐	☐	☐
	For	Against	Abstain
3. Approval of terms of the First NBC Bank Holdng Company 2014 Omnibus Incentive Plan	☐	☐	☐

x	y

FIRST NBC BANK HOLDING COMPANY – ANNUAL MEETING, MAY 22, 2014

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.cfpproxy.com/7767

You can vote in one of three ways:

1.	Call toll free 1-855-690-7317 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.rtcoproxy.com/nbcb and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

REVOCABLE PROXY

FIRST NBC BANK HOLDING COMPANY

ANNUAL MEETING OF SHAREHOLDERS

MAY 22, 2014

11:00 a.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby revokes all prior proxies and appoints William J. Burnell and Marsha S. Crowle, and each of them, with full power to act without the other and with full power of substitution, as proxies and attorneys-in-fact of the undersigned at the annual meeting of shareholders of First NBC Bank Holding Company (the “Company”) to be held on Thursday, May 22, 2014 at 11:00 a.m., local time, at the Renaissance New Orleans Pere Marquette Hotel, located at 817 Common Street, New Orleans, Louisiana 70112 in the 2nd floor ballroom, and at any adjournment or postponement thereof, and to represent and vote all of the shares of common stock held of record by the undersigned as of March 24, 2014 in accordance with the directions specified on this proxy card.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR ALL” of the persons nominated in Item 1, “FOR” Items 2 and 3, and in the discretion of the proxies with respect to any other matter that may properly come before the annual meeting. The undersigned also acknowledges receipt of the Notice of Annual Meeting of Shareholders and the proxy statement of the board of directors relating to the meeting.

Please sign your name exactly as it appears on your stock certificate. When shares are held by two or more persons as co-owners, both or all should sign. When signing as attorney, executor, administrator, trustee or guardian or in another fiduciary capacity or representative capacity, please give full title as such.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR

COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

7767